                                                                    EXHIBIT 99.1

                                                                  EXECUTION COPY

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of October 24, 2003

                                      among

                       THE BON-TON DEPARTMENT STORES, INC.

                                       and

                             ELDER ACQUISITION CORP.
        (and from and after the Merger, The Elder-Beerman Stores Corp.),

                                  as Borrowers,

                   THE OTHER CREDIT PARTIES SIGNATORY HERETO,

                               as Credit Parties,

                          THE LENDERS SIGNATORY HERETO

                               FROM TIME TO TIME,

                                   as Lenders,

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                       as Administrative Agent and Lender,

                        GECC CAPITAL MARKETS GROUP, INC.,

                         as Lead Arranger and Bookrunner

                                   BANK ONE NA

                             as Co-Syndication Agent

                    CONGRESS FINANCIAL CORPORATION (CENTRAL)

                             as Co-Syndication Agent

                       THE CIT GROUP/BUSINESS CREDIT, INC.

                            as Co-Documentation Agent

                              BANK OF AMERICA, N.A.

                            as Co-Documentation Agent

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                                TABLE OF CONTENTS

1.  AMOUNT AND TERMS OF CREDIT.................................................................      2

    1.1      Credit Facilities.................................................................      2

    1.2      Letters of Credit.................................................................      6

    1.3      Prepayments.......................................................................      7

    1.4      Use of Proceeds...................................................................      9

    1.5      Interest and Applicable Margins...................................................      9

    1.6      [Intentionally Omitted]...........................................................     12

    1.7      Eligible Inventory................................................................     12

    1.8      Cash Management Systems...........................................................     14

    1.9      Fees..............................................................................     14

    1.10     Receipt of Payments...............................................................     14

    1.11     Application and Allocation of Payments............................................     14

    1.12     Loan Account and Accounting.......................................................     15

    1.13     Indemnity.........................................................................     15

    1.14     Access............................................................................     17

    1.15     Taxes.............................................................................     17

    1.16     Capital Adequacy; Increased Costs; Illegality.....................................     18

    1.17     Single Loan.......................................................................     20

2.  CONDITIONS PRECEDENT.......................................................................     20

    2.1      Conditions to the Initial Loans. .................................................     20

    2.2      Additional Conditions to the Initial Loans .......................................     21

    2.3      Further Conditions to Each Loan...................................................     21

    2.4      Conditions to Commercial Letters of Credit........................................     22

3.  REPRESENTATIONS AND WARRANTIES.............................................................     23

    3.1      Corporate Existence; Compliance with Law..........................................     23

    3.2      Executive Offices; Collateral Locations; FEIN.....................................     23

    3.3      Corporate Power, Authorization, Enforceable Obligations...........................     23

    3.4      Financial Statements and Projections..............................................     24

    3.5      Material Adverse Effect...........................................................     25

    3.6      Ownership of Property; Liens......................................................     25

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
    3.7      Labor Matters.....................................................................     26

    3.8      Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness.........     26

    3.9      Government Regulation.............................................................     26

    3.10     Margin Regulations................................................................     27

    3.11     Taxes.............................................................................     27

    3.12     ERISA.............................................................................     27

    3.13     No Litigation.....................................................................     28

    3.14     Brokers...........................................................................     28

    3.15     Intellectual Property.............................................................     28

    3.16     Full Disclosure...................................................................     29

    3.17     Environmental Matters.............................................................     29

    3.18     Insurance.........................................................................     30

    3.19     Deposit and Disbursement Accounts.................................................     30

    3.20     Government Contracts..............................................................     30

    3.21     Customer and Trade Relations......................................................     30

    3.22     Agreements and Other Documents....................................................     30

    3.23     Solvency..........................................................................     31

    3.24     Bonding; Licenses.................................................................     31

    3.25     Merger Agreement..................................................................     31

4.  FINANCIAL STATEMENTS AND INFORMATION.......................................................     31

    4.1      Reports and Notices...............................................................     31

    4.2      Communication with Accountants....................................................     32

5.  AFFIRMATIVE COVENANTS......................................................................     32

    5.1      Maintenance of Existence and Conduct of Business..................................     32

    5.2      Payment of Obligations............................................................     32

    5.3      Books and Records.................................................................     33

    5.4      Insurance; Damage to or Destruction of Collateral.................................     33

    5.5      Compliance with Laws..............................................................     34

    5.6      Supplemental Disclosure...........................................................     34

    5.7      Intellectual Property.............................................................     35

    5.8      Environmental Matters.............................................................     35

    5.9      Landlords' Agreements and Bailee Letters..........................................     36

    5.10     Further Assurances................................................................     36

    5.11     Maintenance of Properties, Etc....................................................     37

    5.12     Application of Proceeds...........................................................     37

    5.13     ERISA.............................................................................     37

6.  NEGATIVE COVENANTS.........................................................................     37

    6.1      Mergers, Subsidiaries, Etc........................................................     38

    6.2      Investments; Loans and Advances...................................................     38

    6.3      Indebtedness......................................................................     39

    6.4      Employee Loans and Affiliate Transactions.........................................     39

    6.5      Capital Structure and Business....................................................     40

    6.6      Guaranteed Indebtedness...........................................................     40

    6.7      Liens.............................................................................     40

    6.8      Sale of Stock and Assets..........................................................     41

    6.9      ERISA.............................................................................     41

    6.10     Financial Covenants...............................................................     41

    6.11     Hazardous Materials...............................................................     41

    6.12     Sale-Leasebacks...................................................................     42

    6.13     Cancellation of Indebtedness......................................................     42

    6.14     Restricted Payments...............................................................     42

    6.15     Change of Corporate Name; State of Incorporation or Location; Change in
             Accounting Method; Change of Fiscal Year..........................................     43

    6.16     No Impairment of Intercompany Transfers...........................................     43

    6.17     No Speculative Transactions.......................................................     43

    6.18     Leases............................................................................     43

    6.19     Changes Relating to Securitization Documents; Material Contracts..................     43

    6.20     Passive Company Status............................................................     44

7.  TERM.......................................................................................     44

    7.1      Termination.......................................................................     44

    7.2      Survival of Obligations Upon Termination of Financing Arrangements................     44

8.  EVENTS OF DEFAULT: RIGHTS AND REMEDIES.....................................................     45

    8.1      Events of Default.................................................................     45

    8.2      Remedies..........................................................................     46

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
    8.3      Waivers by Credit Parties.........................................................     47

9.  ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENTS.......................................     47

    9.1      Assignment and Participations.....................................................     47

    9.2      Appointment of Agents.............................................................     50

    9.3      Agents' Reliance, Etc.............................................................     51

    9.4      GE Capital and its Affiliates.....................................................     51

    9.5      Lender Credit Decision............................................................     51

    9.6      Indemnification...................................................................     52

    9.7      Successor Agents..................................................................     52

    9.8      Setoff and Sharing of Payments....................................................     53

    9.9      Advances; Payments; Non-Funding Lenders; Information; Actions in Concert..........     53

10. SUCCESSORS AND ASSIGNS.....................................................................     56

    10.1     Successors and Assigns............................................................     56

11. MISCELLANEOUS..............................................................................     56

    11.1     Complete Agreement; Modification of Agreement.....................................     56

    11.2     Amendments and Waivers............................................................     56

    11.3     Fees and Expenses.................................................................     59

    11.4     No Waiver.........................................................................     60

    11.5     Remedies..........................................................................     60

    11.6     Severability......................................................................     60

    11.7     Conflict of Terms.................................................................     60

    11.8     Confidentiality...................................................................     61

    11.9     GOVERNING LAW.....................................................................     61

    11.10    Notices...........................................................................     62

    11.11    Section Titles....................................................................     63

    11.12    Counterparts......................................................................     63

    11.13    WAIVER OF JURY TRIAL..............................................................     63

    11.14    Press Releases....................................................................     63

    11.15    Reinstatement.....................................................................     63

    11.16    Advice of Counsel.................................................................     64

    11.17    No Strict Construction............................................................     64

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
12. CROSS-GUARANTY.............................................................................     64

    12.1     Cross-Guaranty....................................................................     64

    12.2     Waivers by Borrowers..............................................................     64

    12.3     Benefit of Guaranty...............................................................     65

    12.4     Subordination of Subrogation, Etc.................................................     65

    12.5     Election of Remedies..............................................................     65

    12.6     Limitation........................................................................     66

    12.7     Contribution with Respect to Guaranty Obligations.................................     66

    12.8     Liability Cumulative..............................................................     67

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 24, 2003 among The Bon-Ton Department Stores, Inc., a Pennsylvania corporation ("Bon-Ton" ), Elder Acquisition Corp., an Ohio corporation ("Acquirer" and from and after the Merger, Elder-Beerman (each as defined below) and together with Bon-Ton sometimes collectively referred to herein as the "Borrowers" and individually as a "Borrower"); the other Credit Parties signatory hereto; the Lenders signatory hereto from time to time; General Electric Capital Corporation, a Delaware corporation (in its individual capacity, "GE Capital"), for itself, as Lender and as Administrative Agent for Lenders and GECC Capital Markets Group, Inc., as Lead Arranger and Bookrunner; Bank One, NA and Congress Financial Corporation (Central), as Co-Syndication Agents, and The CIT Group/ Business Credit, Inc. and Bank of America, N.A., as Co-Documentation Agents.

                                    RECITALS

                  WHEREAS, certain of the parties hereto are each party to an Amended and Restated Credit Agreement dated as of May 21, 2003 (as amended, the "Existing BT Credit Agreement") among Bon-Ton and The Bon-Ton Stores of Lancaster, Inc., as borrowers, Credit Parties party thereto, the lenders party thereto (the "Existing BT Lenders") and Administrative Agent; and

                  WHEREAS, Acquirer, a direct, wholly-owned subsidiary of Bon-Ton, has made a cash tender offer (the "Tender Offer") for up to one-hundred percent (100%) of the issued and outstanding shares of common stock, no par value, of The Elder-Beerman Stores Corp. ("Elder-Beerman") (the "Shares") at a purchase price of $8.00 per Share; and

                  WHEREAS, upon the consummation of the Tender Offer, Acquirer shall be merged with and into Elder-Beerman (the "Merger" and together with the Tender Offer, the "Acquisition"), resulting in Elder Beerman becoming a direct wholly owned subsidiary of Bon-Ton; and

                  WHEREAS, Borrowers have requested that Lenders extend revolving and term credit facilities to Borrowers of up to $325,000,000 in the aggregate for the purposes of (a) funding a portion of the Acquisition, (b) refinancing certain indebtedness of Borrowers and (c) providing (i) working capital financing for Borrowers, (ii) funds for other general corporate purposes of Borrowers and (iii) funds for the purposes otherwise permitted hereunder; and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Borrowers of up to such amount upon the terms and conditions set forth herein; and

                  WHEREAS, Borrowers, Credit Parties, the "Requisite Lenders" (as defined in the Existing BT Credit Agreement) and Administrative Agent have agreed to amend and restate the Existing BT Credit Agreement to provide for certain amendments on the terms set forth in this Agreement, which Agreement shall become effective upon satisfaction of certain conditions precedent set forth herein; and

                  WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing BT Credit Agreement or evidence payment of all or any of such obligations and liabilities, that this Agreement amend and restate in its entirety the Existing BT Credit Agreement, and that from and after the Closing Date the Existing BT Credit Agreement be of no further force or effect except as to evidence the incurrence of the obligations of Borrowers thereunder; and

                  WHEREAS, Borrowers have agreed to secure all of their obligations under the Loan Documents by granting to Administrative Agent, for the benefit of Agents and Lenders, a security interest in and lien upon the Collateral hereinafter referred to; and

                  WHEREAS, The Bon-Ton Corp., a Delaware corporation ("Holdings") has guaranteed all of the obligations of Borrowers to Lenders under the Loan Documents and pledged to Administrative Agent, for the benefit of itself and Lenders, all of the capital stock of Bon-Ton to secure such guaranty; and

                  WHEREAS, The Bon-Ton Stores, Inc., a Pennsylvania corporation and the sole stockholder of Holdings ("Parent") has guaranteed all of the obligations of Borrowers to Lenders under the Loan Documents and pledged to Administrative Agent, for the benefit of itself, Agents and Lenders, all of the capital stock of Holdings to secure such guaranty; and

                  WHEREAS, certain Subsidiaries of Borrowers have guaranteed all of the obligations of Borrowers to Lenders under the Loan Documents and granted to Administrative Agent, for the benefit of Agents and Lenders, a security interest in and lien upon the Collateral hereinafter referred to; and

                  WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.       AMOUNT AND TERMS OF CREDIT

                  1.1      Credit Facilities.

                  (a) Revolving Credit Facility. (i) Subject to the terms and conditions hereof, each Revolving Lender agrees to make available to Borrowers from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a "Revolving Credit Advance"). On the Closing Date, Existing BT Lenders shall be deemed to have sold and Lenders shall be deemed to have purchased the "Revolving Loan Commitments" and "Revolving Credit Loans" under and as defined in the Existing BT Credit Agreement through assignments so as to reallocate their Revolving Loan Commitments as set forth on Annex J and such Revolving Loans in accordance with each Lender's Pro Rata Share. The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment as set forth in Annex J. The obligations of each Revolving Lender hereunder shall be several and not joint. Until the Commitment Termination Date, Borrowers may from time to time borrow, repay and reborrow under this Section 1.1(a); provided that the amount of any Revolving Credit Advance to be made at any time shall not exceed Borrowing Availability at such time. Each Revolving Credit Advance shall be made on notice by Borrower Representative on behalf of Borrowers to the representative of Administrative Agent identified on Schedule 1.1 at the address specified thereon. Those notices must be given no later than (A) 11:00 a.m. (New York time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (B) 11:00 a.m. (New York time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "Notice of Revolving Credit Advance") must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(a)(i), and shall include the information required in such Exhibit and such other information as may be required by Administrative Agent. If any Borrower desires to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, Borrower Representative must comply with Section 1.5(e).

                           (ii)     Except as provided in Section 1.12, each
Borrower shall execute and deliver to each Revolving Lender a note to evidence the Revolving Loan Commitment of that Revolving Lender. Each note shall be in the principal amount of the Revolving Loan Commitment of the applicable Revolving Lender, dated the Closing Date and substantially in the form of
Exhibit 1.1(a)(ii) (each a "Revolving Note" and, collectively, the "Revolving Notes"). Each Revolving Note shall represent the obligation of each Borrower to pay the amount of each Revolving Lender's Revolving Loan Commitment or, if less, the applicable Revolving Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the aggregate Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

                  (b)      Term Loan.

                           (i)      Subject to the terms and conditions hereof,
each Term Lender agrees to make a term loan (collectively, the "Term Loan") on the Closing Date to Borrowers in the amount of the applicable Term Lender's Term Loan Commitment. The obligations of each Term Lender hereunder shall be several and not joint. Each such Term Loan shall be evidenced by a promissory note substantially in the form of Exhibit 1.1(b)(i) (each a "Term Note" and collectively the "Term Notes"), and, except as provided in Section 1.12, all of the Borrowers shall jointly execute and deliver the Term Note to the applicable Term Lender. Each Term Note shall represent the obligation of each Borrower to pay the applicable Term Lender's Term Loan Commitment, together with interest thereon as prescribed in Section 1.5.

                           (ii)     The aggregate outstanding principal balance
of the Term Loan shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full. No payment with respect to the Term Loan may be reborrowed.

                           (iii)    Each payment of principal with respect to
the Term Loan shall be paid to Administrative Agent for the ratable benefit of each Term Lender making a Term Loan, ratably in proportion to each such Term Lender's respective Term Loan Commitment.

                  (c) Swing Line Facility. (i) Administrative Agent shall notify the Swing Line Lender upon Administrative Agent's receipt of any Notice of Revolving Credit Advance. Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a "Swing Line Advance") in accordance with any such notice. The provisions of this Section 1.1(c) shall not relieve the Revolving Lenders of their obligations to make Revolving Credit Advances under Section 1.1(a); provided that if the Swing Line Lender makes a Swing Line Advance pursuant to such notice, such Swing Line Advance shall be in lieu of any Revolving Credit Advance that otherwise may be made by Revolving Lenders pursuant to such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed at any time the lesser of (A) the Swing Line Commitment and (B) the lesser of (1) the Maximum Amount less the outstanding balance of the Revolving Loan and (2) the Borrowing Base less the outstanding balance of the Revolving Loan ("Swing Line Availability"). Until the Commitment Termination Date, Borrowers may from time to time borrow, repay and reborrow under this Section 1.1(c). Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit Advance delivered to Administrative Agent by Borrower Representative on behalf of Borrowers in accordance with Section 1.1(a). Any such notice must be given no later than 11:00 a.m. (New York time) on the Business Day of the proposed Swing Line Advance. Unless the Swing Line Lender has received at least one (1) Business Day's prior written notice from Requisite Revolving Lenders instructing it not to make a Swing Line Advance, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Sections 2.3, be entitled to fund that Swing Line Advance, and to have each Revolving Lender make Revolving Credit Advances in accordance with Section 1.1(c)(iii) or purchase participating interests in accordance with Section 1.1(c)(iv). Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute an Index Rate Loan. Borrowers shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Administrative Agent.

                           (ii)     Each Borrower shall execute and deliver to
the Swing Line Lender a promissory note to evidence the Swing Line Commitment. Each note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of
Exhibit 1.1(c)(ii) (each a "Swing Line Note" and, collectively, the "Swing Line Notes"). Each Swing Line Note shall represent the obligation of each Borrower to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to Borrowers together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Swing Line Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

                           (iii)    Refunding of Swing Line Loans. The Swing
Line Lender, at any time and from time to time in its sole and absolute discretion (but no less frequently than once per week), may on behalf of Borrowers (and each Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Revolving Lender (including the Swing Line Lender) to make a Revolving Credit Advance to Borrowers (which shall be an Index Rate Loan) in an amount equal to such Revolving Lender's Pro Rata Share of the principal amount of the Swing Line Loan (the "Refunded Swing Line Loan") outstanding on the date such notice is given. Unless any of the events described in Sections 8.1(f), 8.1(g) or 8.1(h) shall have occurred (in which event the procedures of Section 1.1(c)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Revolving Lender shall disburse directly to Administrative Agent, its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender, prior to 3:00 p.m. (New York time), in immediately available funds on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan of the Borrowers.

                           (iv)     Participation in Swing Line Loans. If, prior
to refunding a Swing Line Loan with a Revolving Credit Advance pursuant to
Section 1.1(c)(iii), one of the events described in Sections 8.1(f), 8.1(g), and 8.1(h) shall have occurred, then, subject to the provisions of Section 1.1(c)(v) below, each Revolving Lender will, on the date such Revolving Credit Advance was to have been made for the benefit of Borrowers, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan to Borrowers in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request, each Revolving Lender will promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation interest.

                           (v)      Revolving Lenders' Obligations
Unconditional. Each Revolving Lender's obligation to make Revolving Credit Advances in accordance with Section 1.1(c)(iii) and to purchase participation interests in accordance with Section 1.1(c)(iv) shall be absolute and unconditional and shall not be affected by any circumstance including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such refunding is to occur or such participating interest is to be purchased or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Lender does not make available to Administrative Agent or the Swing Line Lender, as applicable, the amount required pursuant to Sections 1.1(c)(iii) or 1.1(c)(iv), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two (2) Business Days and at the Index Rate thereafter.

                  (d) Reliance on Notices; Appointment of Borrower Representative. Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation or similar notice believed by Administrative Agent to be genuine. Administrative Agent may assume that each Person executing and delivering such a notice was duly authorized unless the responsible individual acting thereon for Administrative Agent has actual knowledge to the contrary. Each Borrower hereby designates Bon-Ton as its representative and agent on its behalf for the purposes of issuing Notices of Revolving Credit Advances, Notices of Swing Line Advances and Notices of Conversion/Continuation, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of

Borrowers under the Loan Documents. Borrower Representative hereby accepts such appointment. Administrative Agent and Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

                  1.2      Letters of Credit.

                  (a) Subject to and in accordance with the terms and conditions contained herein and in Annex B, Borrower Representative, on behalf of Borrowers, shall have the right to request, and Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of Borrowers.

                  (b) Disclosure Schedule (1.2(b)(i)) contains a schedule of certain outstanding letters of credit issued prior to the Closing Date under the Existing BT Credit Agreement and the Existing EB Credit Agreement for the account of Borrowers.

                           (i)      With respect to letters of credit issued
pursuant to the Existing BT Credit Agreement and the Existing EB Credit Agreement by any Lender, on the Closing Date (A) such letters of credit, to the extent outstanding, shall be automatically and without further action by the parties thereto converted to Letters of Credit issued pursuant to this Section
1.2 and Annex B for the account of Borrowers and subject to the provisions hereof, (B) the issuers of such Letters of Credit shall be deemed to be "L/C Issuers" hereunder solely for the purpose of maintaining such letters of credit,
(C) the face amount of such letters of credit shall be included in the calculation of Letter of Credit Obligations and (D) all liabilities of the Borrowers with respect to such letters of credit shall constitute Obligations.

                           (ii)     With respect to the letters of credit listed
on Disclosure Schedule (1.2(b)(ii)), on the Closing Date or as otherwise agreed by Administrative Agent and Borrowers, the L/C Issuer shall issue a standby letter of credit pursuant to this Section 1.2 and Annex B for the account of Borrowers and subject to the provisions hereof to backstop such letters of credit (the "Standby Backstop Letter of Credit") to the extent outstanding.

No letter of credit deemed issued or backstopped in accordance with this clause
(b) shall be amended, extended or renewed without the prior written consent of Administrative Agent.

                  1.3      Prepayments.

                  (a) Voluntary Prepayments; Reductions in Revolving Loan Commitments. Borrowers may at any time on at least five (5) days' prior written notice by Borrower Representative to Administrative Agent voluntarily prepay all or part of the Term Loan or the Revolving Loan (in the case of Revolving Loans without permanent reduction) and/or permanently reduce the Revolving Loan Commitment; provided that (A) in the case of prepayments of the Term Loan any such prepayment shall be in a minimum amount of $1,000,000 and integral multiples of $100,000 in excess of such amount, (B) the Revolving Loan Commitment shall not be reduced to an amount less than $150,000,000, (C) after giving effect to such prepayments and/or reductions, Borrowers shall comply with Section 1.3(b)(i), (D) for any such prepayment of the Term Loan the Borrowing Availability Threshold shall have been met. In addition, Borrowers may at any time on at least ten (10) days' prior written notice by Borrower Representative to Administrative Agent terminate the Revolving Loan Commitment; provided that upon such termination, all Loans and other Obligations shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Annex B hereto. Any such voluntary prepayment and any such reduction or termination of the Revolving Loan Commitment must be accompanied by the payment of any LIBOR funding breakage costs in accordance with Section 1.13(b). Upon any such permanent prepayment and termination of the Revolving Loan Commitment, Borrowers' right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, or request Swing Line Advances shall simultaneously be permanently reduced or terminated, as the case may be. Each notice of partial prepayment shall designate the Loans or other Obligations to which such prepayment is to be applied.

                  (b) Mandatory Prepayments. (i) If at any time the outstanding balance of (A) the aggregate Revolving Loan and Swing Line Loan exceeds the Maximum Amount or (B) the aggregate Revolving Loan and Swing Line Loan exceeds the Borrowing Base, Borrowers shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess; provided, however, that if the Borrowing Base is less than the Maximum Amount and if such outstanding balance of the Revolving Loan and Swing Line Loans exceeds the Borrowing Base solely as a result of Administrative Agent adjusting the criteria, establishing new criteria or adjusting advance rates with respect to Eligible Inventory, then Borrowers shall repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess no later than five (5) Business Days after written notice to Borrowers by Administrative Agent of such adjustment of criteria, such establishment of new criteria or such adjustment of advance rates. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances and Swing Line Loans, Borrowers shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the extent required to eliminate such excess. If, at any time, the sum of the aggregate outstanding balances of the Term Loan, Revolving Loan and Swing Line Loan exceeds the Alternate Borrowing Base, the Borrowers shall immediately repay the Obligations in an amount equal to such excess.

                           (ii)     Immediately upon receipt by any Credit Party
of cash or cash equivalent proceeds of any disposition of any asset (including condemnation proceeds, but excluding proceeds of asset dispositions permitted by
Section 6.8(a)-(f)), Borrowers shall prepay the Obligations in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrowers in connection therewith (in each case, paid to non-Affiliates), (B) transfer, sales or similar taxes, (C) amounts payable to holders of senior Liens on such asset (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith.

Any such prepayment shall be applied in accordance with clause (c) below; provided that asset disposition proceeds of sales permitted under Section 6.8(c) shall be subject to mandatory prepayments under this clause (ii), if such proceeds are not reinvested within one hundred and eighty (180) days following receipt thereof; and provided, further that Borrower shall notify Administrative Agent of its intent to reinvest at the time such proceeds are received and when such reinvestment occurs.

                           (iii)    If Parent, Holdings, any Borrower or any of
their Subsidiaries issues Stock or incurs Indebtedness, no later than the Business Day following the date of receipt of the proceeds thereof, Borrowers shall prepay the Obligations (and cash collateralize Letter of Credit Obligations) in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with
Section 1.3(c). The following shall not be subject to prepayment under this clause (iii): (1) proceeds of Stock issuances to employees of Holdings and its Subsidiaries, (2) proceeds of Stock issued to Persons that hold Stock of Parent or Holdings as of the Closing Date in an amount not to exceed $1,000,000 in the aggregate and (3) proceeds of Indebtedness permitted under Section 6.3.

                  (c) Application of Certain Mandatory Prepayments. Any prepayments made by Borrowers pursuant to clause (b)(ii) (other than insurance and condemnation proceeds to be applied in accordance with Section 1.3(d)) or
(iii) above shall be applied as follows: first, to Agents' expenses reimbursable under the Loan Documents; second, to interest then due and payable on the Swing Line Loan; third, to the principal balance of the Swing Line Loan outstanding until the same shall have been repaid in full; fourth, to Fees; fifth, to interest then due and payable on Revolving Credit Advances; sixth, to the principal balance of Revolving Credit Advances outstanding until the same shall have been paid in full; seventh, to provide cash collateral for any Letter of Credit Obligations in the manner set forth in Annex B until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B; eighth, to interest then due and payable on the Term Loan; ninth, to prepay the principal balance of the Term Loan; and last to the Credit Party which sold such assets. Neither the Revolving Loan Commitment nor the Swing Line Commitment shall be permanently reduced by the amount of any such prepayments.

                  (d) Application of Prepayments from Insurance and Condemnation Proceeds. Prepayments from insurance or condemnation proceeds in accordance with Section 5.4(c) shall be applied first, to the Swing Line Loans, second, to the Revolving Credit Advances, third, to cash collateralize any Letter of Credit Obligations, and fourth, to the Term Loan. Neither the Revolving Loan Commitment nor the Swing Line Loan Commitment shall be permanently reduced by the amount of any such prepayments.

                  (e) No Implied Consent. Nothing in this Section 1.3 shall be construed to constitute Administrative Agent's or Lender's consent to any transaction referred to in clauses (b)(ii) and (b)(iii) above which is not permitted by other provisions of this Agreement or the other Loan Documents.

                  1.4 Use of Proceeds. Borrowers shall utilize the proceeds of the Loans solely (i) to pay cash consideration required under the Merger Agreement and to pay any related transaction expenses (including, to make capital contributions to Acquirer to fund the purchase of the Shares validly tendered and accepted for payment as of the Closing Date), (ii) for the Refinancing and any related transaction expenses and (iii) to finance Borrowers' ordinary working capital, permitted capital expenditures and general corporate needs (but excluding in any event the making of any Restricted Payment not specifically permitted by Section 6.14).

                  1.5 Interest and Applicable Margins. (a) Borrowers shall pay interest to Administrative Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower Representative in accordance with Section 1.5(e), the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum; (ii) with respect to the Term Loan, the Index Rate plus the Applicable Term Loan Index Margin per annum; and (iii) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum.

                  As of the Closing Date, the Applicable Margins are as follows:

Applicable Revolver Index Margin                     0.25%

Applicable Revolver LIBOR Margin                     1.75%

Applicable Term Loan Index Margin                    5.00%

Applicable Unused Line Fee Margin                   0.375%

                  The Applicable Margins, other than the Applicable Term Loan Index Margin, will be adjusted (up or down) prospectively on a quarterly basis as determined based on daily average Borrowing Availability for the trailing fiscal quarter most recently ended, commencing with the calendar quarter ended January 31, 2004 (and with respect to such first fiscal period calculated from the Closing Date through January 31, 2004) (the "Initial Adjustment Date"). Adjustments in Applicable Margins will be determined by reference to the following grids:

      IF AVERAGE BORROWING                            LEVEL OF
AVAILABILITY FOR THE QUARTER IS:                APPLICABLE MARGINS:
--------------------------------                ------------------
  > or = $90 MM                                      Level I
       < $90 MM  > or = $55 MM                       Level II
       < $55 MM  > or = $45 MM                       Level III
       < $45 MM                                      Level IV

                     LEVEL I   LEVEL II   LEVEL III   LEVEL IV
                     -------   --------   ---------   --------
Applicable
Revolver              0.0%       0.25%      0.50%       0.75%
Index Margin

Applicable
Revolver             1.50%       1.75%      2.00%       2.25%
LIBOR Margin

Applicable Unused    0.25%      0.375%     0.375%      0.375%
Line Fee

                  All adjustments in the Applicable Margins after the Initial Adjustment Date will be implemented quarterly on a prospective basis, for each quarter commencing the calendar quarter after the date of delivery to Lenders of the quarterly unaudited or annual audited (as applicable) Financial Statements of Parent evidencing the need for an adjustment based on daily average Borrowing Availability for the prior fiscal quarter. Concurrently with the delivery of those Financial Statements, Borrower Representative shall deliver to Administrative Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If an Event of Default shall have occurred or be continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Event of Default is waived or cured.

                  (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  (c) All computations of Fees calculated on a per annum basis and interest shall be made by Administrative Agent on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate shall be determined each day based upon the Index Rate as in effect each day. Each determination by Administrative Agent of an interest rate and Fees hereunder shall be conclusive, absent error.

                  (d) So long as any Event of Default shall have occurred and be continuing, and at the election of Administrative Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Administrative Agent to Borrower Representative, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder ("Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand; provided that if an Event of Default shall have occurred and be continuing under Sections 8.1(g) or (h) the Default Rate shall be applied automatically.

                  (e) So long as no Default or Event of Default shall have occurred and be continuing, and subject to the additional conditions precedent set forth in Section 2.3, Borrower Representative shall have the option to (i) request that any Revolving Credit Advances be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans (other than the Swing Line
Loan) from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with
Section 1.13(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan (other than the Swing Line Loan) as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the last day of the LIBOR Period of the Loan to be continued. Any Loan to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $10,000,000 and integral multiples of $1,000,000 in excess of such amount. Any such election must be made by 11:00 a.m. (New York time) on the third (3rd) Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower Representative wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower Representative in such election. If no election is received with respect to a LIBOR Loan by 11:00 a.m. (New York time) on the third (3rd) Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default shall have occurred and be continuing or if the additional conditions precedent set forth in Section 2.3 shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower Representative must make such election by notice to Administrative Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit 1.5(e).

                  (f) Notwithstanding anything to the contrary set forth in this Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Administrative Agent, on behalf of Lenders, is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.5(a) through (e) above, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the

Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.5(f), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Administrative Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.11 and thereafter shall refund any excess to Borrowers or as a court of competent jurisdiction may otherwise order.

                  1.6      [Intentionally Omitted]

                  1.7 Eligible Inventory. Based on the most recent Borrowing Base Certificate delivered by Borrower Representative to Administrative Agent and determined based upon the salability, at retail, of the Eligible Inventory (valued at the lower of cost or market) or which reflects such other factors as effects the marketability of the Eligible Inventory and on other information available to Administrative Agent, Administrative Agent shall in its reasonable credit judgment determine which Inventory of Borrowing Base Credit Parties shall be "Eligible Inventory" for purposes of this Agreement. In determining whether any particular Inventory of any Borrowing Base Credit Party constitutes Eligible Inventory, Administrative Agent shall not include any such Inventory to which any of the exclusionary criteria set forth below applies. Administrative Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any such criteria, to establish new criteria and, except as set forth in the first sentence of Section 11.2(b), to adjust advance rates with respect to Eligible Inventory, in its reasonable credit judgment, subject to the approval of Supermajority Revolving Lenders in the case of adjustments or new criteria or, except as set forth in the first sentence of
Section 11.2(b), changes in advance rates which have the effect of making more credit available. Without limiting the generality of the foregoing, Eligible Inventory shall not include any Inventory of any Borrowing Base Credit Party:

                  (a) that is not owned by such Borrowing Base Credit Party free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Borrowing Base Credit Party's performance with respect to that Inventory), except the Liens in favor of Administrative Agent, on behalf of itself and Lenders and Permitted Encumbrances of the type set forth in clause (f)(i) of the definition thereof;

                  (b) that is (i) not located on premises owned, leased or rented by such Borrowing Base Credit Party or (ii) stored with a bailee, warehouseman or similar Person, unless Administrative Agent has given its prior consent thereto and unless (A) a satisfactory bailee letter or landlord waiver has been delivered to Administrative Agent, or (B) Reserves satisfactory to Administrative Agent have been established with respect thereto, or (iii) located at any site if the aggregate book value of Inventory at any such location is less than $100,000;

                  (c) that is placed on consignment or is in transit (other than Inventory in transit between domestic warehouses and the store location or between store locations);

                  (d) that is covered by a negotiable document of title, unless such document has been delivered to Administrative Agent or other Persons acceptable to it with all necessary endorsements, free and clear of Liens other than Liens in favor of Administrative Agent;

                  (e) that in accordance with the audits, appraisals and reports conducted and/or delivered pursuant to Annex F, is excess, obsolete, unsalable, shopworn, seconds, damaged or unfit for sale or due to changes in the mix, composition, balance shrink, or markup/markdown; provided, however, that to the extent any of the foregoing items occur outside of such Borrowing Base Credit Party's ordinary course of business, the extent of such items shall be as reasonably determined by Administrative Agent;

                  (f) that consists of samples, labels, bags, display items or packaging or shipping materials, manufacturing supplies, work-in-process Inventory or replacement parts and other similar non-merchandise categories;

                  (g) that consists of goods which have been returned by the buyer because of any damage or imperfection;

                  (h) that is not of a type held for sale in the ordinary course of such Borrowing Base Credit Party's business;

                  (i) as to which Administrative Agent's Lien, on behalf of itself and Lenders, therein is not a first priority perfected Lien (other than Liens permitted by clause (f)(i) of the definition of Permitted Encumbrances) subject to Reserves satisfactory to Administrative Agent in its discretion;

                  (j) as to which any of the representations or warranties pertaining to Inventory set forth in this Agreement or the Security Agreement is untrue;

                  (k) consists of any costs associated with advertising load, unearned discounts;

                  (l) consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

                  (m) is not covered by casualty insurance acceptable to Administrative Agent; or

                  (n) is otherwise unacceptable to Administrative Agent in its reasonable credit judgment.

                  1.8 Cash Management Systems. On or prior to the Closing Date, Borrowers will establish and will maintain until the Termination Date, the cash management systems described on Annex C (the "Cash Management Systems").

                  1.9 Fees. (a) Borrowers shall pay to GE Capital, individually, the Fees specified in the GE Capital Fee Letter at the times and upon the events specified for payment therein.

                  (b) As additional compensation for the Revolving Lenders, Borrowers agree to pay to Administrative Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee for Borrowers' non-use of available funds in an amount equal (i) to the Applicable Unused Line Fee Margin per annum (calculated on the basis of a 360 day year for actual days elapsed) as of the Closing Date and (ii) thereafter based on the pricing grid set forth in Section 1.5(a), in each case, multiplied by the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the aggregate Revolving Loan and Swing Line Loan outstanding during the period for which such fee is due.

                  (c) Borrowers shall pay to Administrative Agent, for the ratable benefit of Revolving Lenders, the Letter of Credit Fee as provided in Annex B.

                  1.10 Receipt of Payments. Borrowers shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Collection Account without set-off or counterclaim. For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the day of receipt of immediately available funds therefor in the Collection Account prior to 2:00 p.m. (New York time). Payments received after 2:00 p.m. (New York time) on any day shall be deemed to have been received on the following Business Day.

                  1.11 Application and Allocation of Payments. (a) So long as no Default or Event of Default shall have occurred and be continuing, (i) voluntary prepayments shall be applied as determined by Borrower Representative, subject to the provisions of Section 1.3(a); and (ii) mandatory prepayments shall be applied as set forth in Sections 1.3(c) and 1.3(d). All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to each other payment, and as to all payments made when a Default or Event of Default shall have occurred and be continuing or following the Commitment Termination Date, each Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of such Borrower, and each Borrower hereby irrevocably agrees that Administrative Agent shall apply any and all such payments against the Obligations of Borrowers in accordance with Section 1.11(a) notwithstanding any previous entry by Administrative Agent in the Loan Account or any other books and records. Payments shall be applied to amounts then due and payable in the following order: first, to Agents' expenses reimbursable under the Loan Documents; second, to interest on the Swing Line Loan; third, to the principal balance of the Swing Line Loan outstanding until the same shall have been paid in full; fourth, to Fees; fifth, to interest on the Revolving Credit Advances; sixth, to principal payments on the Revolving Loans outstanding until the same shall have been paid in full; seventh, to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B; eighth, to interest on the Term Loan, ratably in proportion to the interest accrued as to each Term Loan; ninth, to principal payments on the Term Loan outstanding until the same shall have been paid in full; and tenth, to all other Obligations including expenses of Lenders to the extent reimbursable under Section 11.3.

                  (b) Administrative Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of each Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the Revolving Loan, owing by Borrowers under this Agreement or any of the other Loan Documents if and to the extent Borrowers fail to promptly pay any such amounts as and when due, even if such charges would cause the balance of the aggregate Revolving Credit Advances and the Swing Line Loan to exceed Borrowing Availability. At Administrative Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

                  1.12 Loan Account and Accounting. Administrative Agent shall maintain a loan account (the "Loan Account") on its books to record: (a) all Advances and the Term Loan; (b) all payments made by Borrowers; and (c) all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Administrative Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Administrative Agent's most recent printout or other written statement, shall be presumptive evidence of the amounts due and owing to Agents and Lenders by Borrowers; provided that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower's duty to pay the Obligations. Administrative Agent shall render to Borrower Representative a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account for the immediately preceding month. Unless Borrower Representative notifies Administrative Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall (absent error) be deemed final, binding and conclusive upon Borrowers in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers. Any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

                  1.13 Indemnity. (a) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of the Agents, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and reasonable out-of-pocket expenses (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (unless such dispute is among any of the parties hereto other than Credit Parties or the Credit Parties prevail in such dispute) (collectively, "Indemnified Liabilities"); provided that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results solely from that Indemnified

Person's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. No Indemnified Person shall enter into any compromise or settlement in any action as to which such Indemnified Person intends to seek indemnification hereunder without the prior written consent of the Credit Party from whom indemnification hereunder is sought, which consent shall not be unreasonably withheld or delayed. NO PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

                  (b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise); (ii) any Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) any Borrower shall default in making any borrowing of, conversion into or continuation of LIBOR Loans after Borrower Representative has given notice requesting the same in accordance herewith; or
(iv) any Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower Representative has given a notice thereof in accordance herewith, Borrowers shall jointly and severally indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower Representative with its written calculation of all amounts payable pursuant to this Section 1.13(b), and such calculation shall be binding on the parties hereto unless Borrower Representative shall object in writing within ten
(10) Business Days of receipt thereof, specifying the basis for such objection in detail.

                  1.14 Access. Each Credit Party which is a party hereto shall, during normal business hours, from time to time upon one (1) Business Day's prior notice as frequently as Administrative Agent reasonably determines to be appropriate: (a) provide Administrative Agent, and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral, (b) permit Administrative Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party's books and records, and
(c) permit Administrative Agent, and
any of its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Inventory and other Collateral of any Credit Party. If a Default or Event of Default shall have occurred and be continuing, each such Credit Party shall provide such access to Administrative Agent, and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default shall have occurred and be continuing, Borrowers shall provide Administrative Agent, and each Lender with access to their suppliers and customers. Each Credit Party shall make available to Administrative Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records which Administrative Agent may request. Each Credit Party shall deliver any document or instrument necessary for Administrative Agent, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. Administrative Agent will give Lenders at least ten (10) days' prior written notice of regularly scheduled audits. Representatives of Lenders may accompany Administrative Agent' representatives on regularly scheduled audits at no charge to Borrowers.

                  1.15 Taxes. (a) Any and all payments by each Borrower hereunder (including any payments made pursuant to Section 12) or under the Notes shall be made, in accordance with this Section 1.15, free and clear of and without deduction for any and all present or future Taxes, excluding Taxes imposed by reason of the failure of any Lender to timely comply with Section 1.15(c) (or the inaccuracy of the certificates, documents and any other evidence thereunder). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (including any sum payable pursuant to Section 12) or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.15) Agents or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) such Borrower shall make such deductions, and (iii) such Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower Representative shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

                  (b) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and, within ten (10) days of demand therefor, pay each Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.15) paid by each Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

                  (c) Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower Representative and Administrative Agent a properly completed and executed IRS Form W-8ECI or Form W-8BEN or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "Certificate of Exemption"). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower

Representative and Administrative Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person is unable to deliver a Certificate of Exemption. Within ten (10) days of the date hereof or, if later, of acquiring an interest in the Notes, each Lender that is a "United States person" as defined in IRC Section 7701(a)(30) shall deliver to Borrowers two duly completed Forms W-9. When any form required in this Section 1.15(c) expires or becomes obsolete or inaccurate in any respect, or after an event requiring a change in the most recent form previously delivered to Borrowers, a substitute form, or a successor applicable form, shall be delivered to Borrowers.

                  1.16 Capital Adequacy; Increased Costs; Illegality. (a) If any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive made after the date hereof regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law) from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption or compliance, then Borrowers shall from time to time upon ninety (90) days prior notice by such Lender (with a copy of such demand to Administrative Agent) pay to Administrative Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction; provided, however, that such Lender shall repay to Borrowers any amounts paid by Borrowers to such Lender under this Section 1.16 at any time such Lender shall determine, in its sole judgment, that such adoption or compliance was not applicable to, or required by, such Lender. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower Representative and to Administrative Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

                  (b) If, due to either (i) the enactment of or any change after the date hereof in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request made after the date hereof from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to Administrative Agent), pay to Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower Representative and to Administrative Agent by such Lender, shall be conclusive and binding on Borrowers for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 1.16(a) and (b).

                  (c) Notwithstanding anything to the contrary contained herein, if the enactment of or any change in any law or regulation (or any change in the interpretation thereof) made after the date hereof shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower Representative through Administrative Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and
(ii) each Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing by such Borrower to such Lender, together with interest accrued thereon, unless Borrower Representative on behalf of such Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all such Loans into a Loan bearing interest based on the Index Rate.

                  (d) Replacement of Lender in Respect of Increased Costs. Within fifteen (15) days after receipt by Borrower Representative of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Section 1.15(a), 1.16(a), 1.16(b) or 1.16(c), Borrower Representative may, at its option, notify Administrative Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default shall have occurred and be continuing, Borrower Representative, with the consent of Administrative Agent, may obtain, at Borrowers' expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which Replacement Lender must be satisfactory to Administrative Agent. If Borrowers obtain a Replacement Lender within ninety
(90) days following notice of their intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale; provided that Borrowers shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment.

                  Notwithstanding the foregoing, Borrowers shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of Borrowers' notice of intention to replace such Affected Lender. Furthermore, if Borrowers give a notice of intention to replace and do not so replace such Affected Lender within ninety (90) days thereafter, Borrowers' rights under this Section 1.16(d) shall terminate. In any event, Borrowers shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.15(a), 1.16(a) and 1.16(b).

                  1.17 Single Loan. All Loans to Borrowers and all of the other Obligations of Borrowers arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrowers secured, until the Termination Date, by all of their Collateral.

2.       CONDITIONS PRECEDENT

                  2.1      Conditions to the Initial Loans.

                  No Lender shall be obligated to make any Loan or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Administrative Agent, or waived in writing by Administrative Agent and Lenders:

                  (a) Credit Agreement; Loan Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrowers, each other Credit Party, Administrative Agent and Lenders; and Administrative Agent shall have received such documents, instruments, agreements and legal opinions as Administrative Agent shall request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D, each in form and substance satisfactory to Administrative Agent.

                  (b) Repayment of Prior Lender Obligations; Satisfaction of Outstanding L/Cs. (i) Administrative Agent shall have received a fully executed original of a pay-off letter reasonably satisfactory to Administrative Agent confirming that all of the Prior Lender Obligations will be repaid in full from the proceeds of the Term Loan and the initial Revolving Credit Advance and all Liens upon any of the property of Borrowers or any of their Subsidiaries in favor of Prior Lender shall be terminated by Prior Lender immediately upon such payment; and (ii) all letters of credit issued or guaranteed by Prior Lender shall have been cash collateralized, supported by a guaranty of Administrative Agent or supported by a Letter of Credit issued pursuant to Annex B, as mutually agreed upon by Administrative Agent, Borrowers and Prior Lender.

                  (c)      Approvals. Administrative Agent shall have received
(i) satisfactory evidence that the Credit Parties have obtained all required or, in the reasonable discretion of Administrative Agent, advisable consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents, the consummation of the Transaction and the continuing operations of Borrowers and their respective Subsidiaries or (ii) an officer's certificate in form and substance satisfactory to Administrative Agent affirming that no such consents or approvals are required. All applicable waiting or appeal periods shall have expired without any action being taken or known to be threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Transaction or the financing thereof.

                  (d) Payment of Fees. Borrowers shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in
Section 1.9 (including fees and expenses of counsel and the Fees specified in the GE Capital Fee Letter), and shall have reimbursed Agents for all fees, costs and expenses of closing presented as of the Closing Date.

                  (e) No Material Adverse Effect. Since May 3, 2003, no event or circumstance shall have occurred (i) having a Material Adverse Effect or (ii) which would have a material adverse effect on the financial, capital or credit markets generally or in the market for issuances of syndicated loans which could, in the reasonable judgment of GECMG, reasonably be expected to materially impair the satisfactory syndication of this facility.

                  (f) No Injunctions. There shall be in effect no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transaction, nor shall any proceeding by any Governmental Authority seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Transaction, that makes the consummation of the Transaction illegal.

                  (g)      No Litigation. The Lenders shall be satisfied that
(i) there is no litigation or other proceeding with respect to the Acquisition or the other Transaction which is material and adverse to the interest of the Lenders or the Transaction, (ii) there is no other litigation or proceeding deemed material by the Lenders and not heretofore disclosed to Administrative Agent and (iii) there are no developments in any litigation or proceedings which, in the case of clauses (ii) and (iii), could reasonably be expected to have a Material Adverse Effect.

                  (h) Merger. The Merger shall have been consummated on the terms set forth in the Merger Agreement.

                  (i) Capital Structure: Other Indebtedness. The capital structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be acceptable to Administrative Agent in its sole discretion.

                  2.2 Additional Conditions to the Initial Loans . No Lender shall be obligated to make any Loan or incur any Letter of Credit Obligation on the Closing Date, until the additional conditions precedent set forth in Annex K, as applicable, have been satisfied.

                  2.3 Further Conditions to Each Loan. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Loan, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

                  (a) Any representation or warranty by any Credit Party contained herein or in any of the other Loan Documents (including those regarding Material Adverse Effect and litigation) shall be untrue or incorrect as of the Closing Date, or if made after the Closing Date, shall be untrue or incorrect as of such date in any material respect immediately prior to, and after giving effect to funding and issuance, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein not prohibited by this Agreement; or

                  (b) Any event or circumstance having a Material Adverse Effect shall have occurred since the date hereof; or

                  (c) (i) Any Event of Default shall have occurred and be continuing or would result after giving effect to any Loan (or the incurrence of any Letter of Credit Obligations), or (ii) a Default shall have occurred and be continuing or would result after giving effect to any Loan, and Administrative Agent or Requisite Lenders shall have determined not to make any Loan or incur any Letter of Credit Obligation so long as that Default is continuing; or

                  (d) After giving effect to any Advance (or the incurrence of any Letter of Credit Obligations) the outstanding principal amount of the Revolving Loan would exceed the lesser of the Borrowing Base and the Maximum Amount, in each case less the then outstanding principal amount of the Swing Line Loan; or

                  (e) After giving effect to any Swing Line Advance, the outstanding principal amount of the Swing Line Loan would exceed Swing Line Availability.

                  The request and acceptance by any Borrower of the proceeds of any Loan, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan, as the case may be, shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by Borrowers that the conditions in this Section 2.3 have been satisfied and (ii) a reaffirmation by Borrowers of the cross-guaranty provisions set forth in Section 12 and of the granting and continuance of Administrative Agent's Liens on behalf of itself and Lenders, pursuant to the Collateral Documents.

                  2.4 Conditions to Commercial Letters of Credit. Administrative Agent shall have no obligation to approve any request for a commercial Letter of Credit for the purchase of finished goods:

                  (a) unless each of the following documents are required as conditions to any draw thereon, and for such commercial Letter of Credit to constitute an Eligible Trade L/C, such deliveries must be conditions to any draw thereon (except that Administrative Agent may waive any one or more of the following conditions):

                           (i) the original Eligible Trade L/C, if only one draw is permitted thereunder or if multiple draws are permitted and the subject draw is the final draw thereunder;

                           (ii) an inspection certificate substantially in the form attached hereto as Disclosure Schedule (2.4), executed by a Borrowing Base Credit Party's employee or agent at the point of origin of the finished goods;

                           (iii) a commercial invoice with respect to the purchase order(s) against which such finished goods are being delivered and a packaging list with respect to such goods;

                           (iv) a non-negotiable ocean bill of lading, freight forwarders cargo receipt, a house bill of lading or a copy of an airway bill of lading (a "Document of Title") issued by an Approved Shipper with respect to the finished goods being shipped and providing for the delivery thereof to a Borrowing Base Credit Party;

                           (v)      a certificate of origin; and

                  (b) such Letter of Credit shall have an initial expiry date no later than six (6) months following the date of issuance of thereof or such longer period with the consent of Administrative Agent.

3.       REPRESENTATIONS AND WARRANTIES

                  To induce Lenders to make the Loans and to incur Letter of Credit Obligations, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Administrative Agent and Lenders with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

                  3.1 Corporate Existence; Compliance with Law. Each Credit Party (a) is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable;
(b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to qualify, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (c) has the requisite corporate, limited liability company or limited partnership, as applicable, power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except where such failures, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (e) is in compliance with its charter and by-laws, operating agreement or limited partnership agreement, as applicable; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  3.2 Executive Offices; Collateral Locations; FEIN. As of the Closing Date, each Credit Party's name as it appears in official filings in its state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, and the current location of each Credit Party's chief executive office and the warehouses and premises at which any Collateral is located are set forth in Disclosure Schedule (3.2), none of such locations has changed within the four
(4) months preceding the Closing Date and each Credit Party has only one state of incorporation or organization. In addition, Disclosure Schedule (3.2) lists the federal employer identification number of each Credit Party.

                  3.3 Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's corporate, limited liability company or limited partnership, as applicable, power; (b) have been duly authorized by all necessary or proper corporate and shareholder action; (c) do not contravene any provision of such Person's charter or bylaws, operating agreement or limited partnership agreement, as applicable; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such

Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Administrative Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(c), all of which will have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered by each Credit Party thereto and each such Loan Document shall then constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency or similar law or by general equitable principles.

                  3.4 Financial Statements and Projections. Except for the Projections, all Financial Statements concerning Parent and its Subsidiaries which are referenced below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

                  (a) The following Financial Statements attached hereto as Disclosure Schedule (3.4(a)) have been delivered on the date hereof:

                           (i) The audited consolidated balance sheets at February 1, 2003 and February 2, 2002 and the related statements of income and cash flows of (A) Parent and its Subsidiaries (other than Elder-Beerman and its Subsidiaries) for the Fiscal Years then ended, certified by KPMG LLP and (B) Elder-Beerman and its Subsidiaries for the Fiscal Years then ended, certified by Deloitte & Touche.

                           (ii) The unaudited consolidated balance sheet(s) at August 2, 2003 and the related statement(s) of income and cash flows of Parent and its Subsidiaries (other than Elder-Beerman and its Subsidiaries) and Elder-Beerman and its Subsidiaries, in each case for the two (2) Fiscal Quarters then ended.

                           (iii) The unaudited consolidated balance sheet(s) at August 30, 2003 and the related statement(s) of income and cash flows of Parent and its Subsidiaries (other than Elder-Beerman and its Subsidiaries) and Elder-Beerman and its Subsidiaries, in each case for the portion of the Fiscal Year then ended.

                  (b) Projections. The Projections delivered on the date hereof and attached hereto as Disclosure Schedule (3.4(b)) have been prepared by Borrower Representative in light of the past operations of their businesses, but including future payments of known contingent liabilities reflected on the balance sheet, and reflect projections (i) on a month by month basis for the period beginning on November 2, 2003 through the Fiscal Year ended January 30, 2005 and (ii) on a year by year basis through the Termination Date, in each case giving pro forma effect to the Transaction. The Projections are based upon estimates and assumptions stated therein, all of which Borrower Representative believes to be reasonable and fair in light of current conditions and current facts known to Borrower Representative and, as of the Closing Date, reflect

Borrower Representative's good faith and reasonable estimates of the future financial performance of Borrowers and of the other information projected therein for the period set forth therein.

                  3.5 Material Adverse Effect. Between February 1, 2003 and the Closing Date, (a) no Credit Party has incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the unaudited consolidated balance sheet at February 1, 2003 of Parent or incurred in the ordinary course of business since February 1, 2003 and which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect,
(b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party's assets and no law or regulation applicable to any Credit Party has been adopted which has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default and to the best of Borrowers' knowledge no third party is in default under any material contract, lease or other agreement or instrument, which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between February 1, 2003 and the Closing Date no event has occurred, which alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

                  3.6 Ownership of Property; Liens. As of the Closing Date, the real estate ("Real Estate") listed on Disclosure Schedule (3.6) constitutes all of the real property owned, leased, subleased, or used by any Credit Party. Each Credit Party owns insurable fee simple title to all of its owned Real Estate, and valid leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule (3.6), and copies of all such leases or a summary of terms thereof satisfactory to Administrative Agent have been delivered to Administrative Agent. Disclosure Schedule (3.6) further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Closing Date. Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its personal properties and assets. As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Each Credit Party has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party's right, title and interest in and to all such Real Estate and other properties and assets. Disclosure Schedule (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of any Credit Party's Real Estate has suffered any material damage by fire or other casualty loss which has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect.

                  3.7 Labor Matters. As of the Closing Date (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matter which could be reasonably expected to have a Material Adverse Effect; (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) except as set forth in Disclosure Schedule (3.7), no Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement or any employment agreement (and true and complete copies of any agreements described on Disclosure Schedule (3.7) have been delivered to Administrative Agent); (e) there is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees which could be reasonably expected to have a Material Adverse Effect; (f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition which could be reasonably expected to have a Material Adverse Effect; and (g) except as set forth in Disclosure Schedule (3.7), there are no complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual which could be reasonably expected to have a Material Adverse Effect.

                  3.8 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule (3.8), no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Credit Party (other than Parent) is owned by each of the stockholders and in the amounts set forth on Disclosure Schedule (3.8). There are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party (other than Parent) may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness of each Credit Party as of the Closing Date is described in Section 6.3 (including Disclosure Schedule (6.3)).

                  3.9 Government Regulation. No Credit Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrowers, the incurrence of the Letter of Credit Obligations on behalf of Borrowers, the application of the proceeds thereof and repayment thereof and consummation of the transactions contemplated hereby will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

                  3.10 Margin Regulations. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board.

                  3.11 Taxes. All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with Section 5.2(b) except where such failures, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule (3.11) sets forth as of the Closing Date those taxable years for which any Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Disclosure Schedule (3.11), no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties and their respective predecessors are liable for any
Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party's knowledge, as a transferee which in each case could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

                  3.12 ERISA. (a) Disclosure Schedule (3.12) lists as of the Closing Date, all Pension Plans, including Title IV Plans and Multiemployer Plans. Copies of all such listed Pension Plans, together with a copy of the latest form IRS/DOL 5500-series for each such Pension Plan have been delivered to Administrative Agent. Each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and, nothing has occurred that would cause the loss of such qualification or tax-exempt status. Each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA. No Credit Party or their respective ERISA Affiliates has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Pension Plan. No Credit Party or their respective ERISA Affiliates has engaged in a "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the IRC, in connection with any Pension Plan, that would subject any of them to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

                  (b) Except as set forth in Disclosure Schedule (3.12), as of the Closing Date, (i) no Title IV Plan has an Unfunded Pension Liability,
(ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur, (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Pension Plan or any Person as fiduciary or sponsor of any Pension Plan, (iv) with respect to any Multiemployer Plan, no Credit Party or their respective ERISA Affiliates has incurred any liability as a result of a complete or partial withdrawal from any such plan that has not been satisfied in full, and no Credit Party or their respective ERISA Affiliates reasonably expects to incur any such liability, (v) within the last five (5) years no Title IV Plan of any Credit Party or their respective ERISA Affiliates (determined at any time within the past five (5) years) has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or their respective ERISA Affiliates (determined at such time), and (vi) no Credit Party or any ERISA Affiliate maintains a material welfare benefit plan within the meaning of
Section 3(1) of ERISA which provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and the regulations thereunder or by applicable federal or other statutory law or regulation (whether domestic or foreign).

                  3.13 No Litigation. No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation"), (a) which challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) which could reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.13), as of the Closing Date there is no Litigation pending or threatened which seeks damages in excess of $250,000 or injunctive relief or alleges criminal misconduct of any Credit Party.

                  3.14 Brokers. No broker or finder acting on behalf of any Credit Party brought about the obtaining, making or closing of the Loans or the consummation of the transaction contemplated hereby, and no Credit Party has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

                  3.15 Intellectual Property. As of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each Patent, Trademark, Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.15) hereto. Each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Except as set forth in Disclosure Schedule (3.15), no Credit Party is aware of any material infringement claim by any other Person with respect to any Intellectual Property.

                  3.16 Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, any Projections, Financial Statements or Collateral Reports or other reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party to any Agent or Lender pursuant to the terms of this Agreement (including copies of all material documents and diligence information) contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. Projections from time to time delivered hereunder are or will be based upon the estimates and assumptions stated therein, all of which Borrowers believed at the time of delivery to be reasonable and fair in light of current conditions and current facts known to Borrowers as of such delivery date, and reflect Borrowers' good faith and reasonable estimates of the future financial performance of Borrowers and of the other information projected therein for the period set forth therein. Such Projections are not a guaranty of future performance and actual results may differ (in some cases by a material amount) from those set forth in such Projections. The Liens granted to Administrative Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances with respect to the Collateral other than Accounts.

                  3.17 Environmental Matters. (i) Except as set forth in Disclosure Schedule (3.17), as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination which would not result in Environmental Liabilities which could reasonably be expected to exceed $250,000 in the aggregate; (ii) no Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; (iii) the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance which would not result in Environmental Liabilities which could reasonably be expected to exceed $250,000 in the aggregate; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities which could reasonably be expected to exceed $250,000 in the aggregate, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party which could reasonably be expected to exceed $250,000 in the aggregate, and no Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) the Credit Parties' estimated costs of compliance with Environmental Laws and Environmental Permits for each of the two
(2) Fiscal Years following the Closing Date are not in excess of $250,000 and $250,000, respectively; (vii) there is no Litigation involving any Credit Party arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material which seeks damages, penalties, fines, costs or expenses in excess of $25,000 or injunctive relief, or which alleges criminal misconduct by any Credit Party; (viii) no notice has been received by any Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that could reasonably be expected to result in any Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes;

and (ix) the Credit Parties have provided to Administrative Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case within the last three (3) years and relating to any Credit Party.

                  (b) Each Credit Party hereby acknowledges and agrees that Administrative Agent (i) is not now, and has not ever been, in control of any of the Real Estate or any Credit Party's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

                  3.18     Insurance.

                  (a) Disclosure Schedule (3.18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

                  (b) No portion of any Mortgaged Property of any Credit Party or any of its Subsidiaries is located in a special flood hazard area as designated by any federal Governmental Authority.

                  3.19 Deposit and Disbursement Accounts. Disclosure Schedule (3.19) lists all banks and other financial institutions at which any Credit Party maintains deposits and/or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

                  3.20 Government Contracts. Except as set forth in Disclosure Schedule (3.20), as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party's Accounts are subject to the Federal Assignment of Claims Act, as amended (31 U.S.C. Section 3727), or any similar state or local law.

                  3.21 Customer and Trade Relations. As of the Closing Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in: the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding twelve (12) months caused them to be ranked among the ten largest customers of such Credit Party; or (b) the business relationship of any Credit Party with any supplier material to its operations.

                  3.22 Agreements and Other Documents. As of the Closing Date, each Credit Party has provided to Administrative Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which any is subject and each of which are listed on Disclosure Schedule (3.22): (a) supply agreements and purchase agreements not terminable by such Credit Party within sixty (60) days following written notice issued by such Credit Party and involving transactions in excess of $1,000,000 per annum; (b) any lease of Equipment having a remaining term of one (1) year or longer and requiring aggregate rental and other payments in excess of $500,000 per annum;
(c) licenses and permits held by the Credit Parties, the absence of which could be reasonably likely to have a Material Adverse Effect; (d) instruments or documents evidencing Indebtedness of such Credit Party and any security interest granted by such Credit Party with respect thereto; and (e) instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party (other than Parent).

                  3.23 Solvency. Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or extended on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower Representative, (c) the consummation of the Transaction and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party is Solvent.

                  3.24 Bonding; Licenses. Except as set forth on Disclosure Schedule (3.24), as of the Closing Date, no Credit Party is a party to or bound by any surety bond agreement or bonding requirement with respect to products or services sold by it or any trademark or patent license agreement with respect to products sold by it.

                  3.25 Merger Agreement. As of the Closing Date, Borrowers have delivered to Administrative Agent a complete and correct copy of the Merger Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). No Credit Party and no other Person party thereto is in default in the performance or compliance with any provisions thereof. The Merger Agreement complies with, and the Acquisition has been consummated in accordance with, all applicable laws. The Merger Agreement is in full force and effect as of the Closing Date and has not been terminated, rescinded or withdrawn. All requisite approvals by Governmental Authorities having jurisdiction over Elder-Beerman, any Credit Party and other Persons referenced therein with respect to the transactions contemplated by the Merger Agreement have been obtained, and no such approvals impose any conditions to the consummation of the transactions contemplated by the Merger Agreement or to the conduct by any Credit Party of its business thereafter.

4.       FINANCIAL STATEMENTS AND INFORMATION

                  4.1 Reports and Notices. (a) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Administrative Agent and/or Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

                  (b) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Administrative Agent and/or Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1(b)) at the times, to the Persons and in the manner set forth in Annex F.

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

                  4.2 Communication with Accountants. Each Credit Party executing this Agreement authorizes Administrative Agent and, so long as a Default or Event of Default shall have occurred and be continuing, each Agent and Lender, to communicate directly with its independent certified public accountants including KPMG LLP, and authorizes and shall instruct those accountants and advisors to disclose and make available to Administrative Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Credit Party.

5.       AFFIRMATIVE COVENANTS

                  Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

                  5.1 Maintenance of Existence and Conduct of Business. (a) Each Credit Party shall: (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate, limited liability company or limited partnership, as applicable, existence and its rights and franchises necessary to conduct its business (except as a result of any merger permitted hereunder); (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (c) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (d) transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1), unless in each case Borrower Representative gives Administrative Agent at least thirty (30) days' prior written notice of any change.

                  (b) Each Subsidiary of the Credit Parties in existence as of the Closing Date (i) shall continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and (ii) shall not acquire any assets other than in the ordinary course of business and which are related to the business of such Subsidiary as now conducted or otherwise permitted hereunder.

                  5.2 Payment of Obligations. (a) Subject to Section 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (ii) lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become past due, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  (b) Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges or claims described in Section 5.2(a); provided that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP, (ii) such contest is maintained and prosecuted continuously and with

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

diligence and operates to suspend collection or enforcement of such Charges or claims or any Lien in respect thereof, (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (iv) no Lien shall be imposed to secure payment of such Charges or claims other than Permitted Encumbrances, (v) such Credit Party shall promptly pay or discharge such contested Charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Administrative Agent evidence acceptable to Administrative Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met, and (vi) Administrative Agent has not advised Borrowers in writing that Administrative Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

                  5.3 Books and Records. Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (3.4(a)).

                  5.4      Insurance; Damage to or Destruction of Collateral.
(a) The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on Disclosure Schedule (3.18) in form and with insurers acceptable to Administrative Agent (it being acknowledged that as of the date hereof the current form and insurers are acceptable). If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Administrative Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Administrative Agent deems advisable. Administrative Agent shall not have any obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Administrative Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including attorneys' fees, court costs and other charges related thereto, shall be payable by Borrowers on demand by Administrative Agent and shall be additional Obligations hereunder secured by the Collateral.

                  (b) Administrative Agent reserves the right at any time upon any material change in any Credit Party's risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in Administrative Agent's opinion, adequately protect Administrative Agent's and Lenders' interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If requested by Administrative Agent, each Credit Party shall deliver to Administrative Agent from time to time a report of a reputable insurance broker, satisfactory to Administrative Agent, with respect to its insurance policies.

                  (c) Each Borrower shall deliver to Administrative Agent, in form and substance satisfactory to Administrative Agent, endorsements to (i) all "All Risk" and business interruption insurance naming Administrative Agent, on behalf of itself and Lenders, as loss payee with respect to the Collateral, and (ii) all general liability and other liability policies naming Administrative Agent, on behalf of itself and Lenders, as additional insured. Each

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

Borrower irrevocably makes, constitutes and appoints Administrative Agent (and all officers, employees or agents designated by Administrative Agent), so long as any Default or Event of Default shall have occurred and be continuing or the anticipated insurance proceeds exceed $1,000,000, as such Borrower's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of such Borrower on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Administrative Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower Representative shall promptly notify Administrative Agent of any loss, damage, or destruction to the Collateral in the amount of $250,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by Administrative Agent in the collection or handling thereof, Administrative Agent may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.3(d), or permit or require the applicable Borrower to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, as long as there exists no Default or Event of Default if the casualty giving rise to such insurance proceeds would not reasonably be expected to have a Material Adverse Effect, Administrative Agent shall permit the applicable Borrower to replace, restore, repair or rebuild the property; provided that if such Borrower shall not have completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within one-hundred and eighty (180) days of such casualty, Administrative Agent may apply such insurance proceeds to the Obligations in accordance with Section 1.3(d). All insurance proceeds which are to be made available to any Borrower to replace, repair, restore or rebuild the Collateral shall be applied by Administrative Agent to reduce the outstanding principal balance of the Revolving Loan (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Administrative Agent shall establish a Reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied. Thereafter, such funds shall be made available to that Borrower to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrower Representative shall request a Revolving Credit Advance be made to such Borrower in the amount requested to be released; (ii) so long as the conditions set forth in Section
2.3 have been met, Lenders shall make such Revolving Credit Advance; and (iii) the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 1.3(d).

                  5.5 Compliance with Laws. Each Credit Party shall comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  5.6 Supplemental Disclosure. From time to time as may be requested by Administrative Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or which is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Administrative Agent and Requisite Lenders in writing; and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date.

                  5.7 Intellectual Property. Each Credit Party will conduct its business and affairs without material infringement of or material interference with any Intellectual Property of any other Person.

                  5.8 Environmental Matters. Each Credit Party shall and shall require each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance which could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions which are required to comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Administrative Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate which is reasonably likely to result in Environmental Liabilities in excess of $100,000 and (d) promptly forward to Administrative Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $250,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Administrative Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, which, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Administrative Agent's written request (i) cause the performance of such environmental audits to address such potential violation, liability or release including, if necessary, subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers' expense, as Administrative Agent may from time to time request, which shall be conducted by reputable environmental consulting firms acceptable to Administrative Agent and shall be in form and substance acceptable to Administrative Agent, and (ii) if the Credit Party fails to perform any of the audits or testing requested pursuant to clause (i) above, permit Administrative Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Administrative Agent deems appropriate, including, if necessary, subsurface sampling of soil and groundwater. Borrowers shall reimburse Administrative Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

                  5.9 Landlords' Agreements and Bailee Letters. Each Credit Party shall use its reasonable commercial efforts to obtain a landlord's agreement or bailee letter, as applicable, from the lessor of each leased property or from the bailee with respect to any warehouse, processor or converter facility or other location where Collateral is located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord or bailee may assert against the Inventory or other Collateral at that location, and shall otherwise be satisfactory in form and substance to Administrative Agent. With respect to such locations or warehouse space leased as of the Closing Date, if Administrative Agent has not received a landlord or bailee letter as of the Closing Date, Eligible Inventory or Eligible Fixed Assets at that location, in Administrative Agent's discretion, may be subject to such Reserves as may be established by Administrative Agent in its reasonable credit judgment; provided, however, that the maximum amount of any such Reserve shall not exceed the lesser of (i) the maximum value of the Inventory from time to time located at such location or warehouse space and (ii) the maximum amount payable by a Credit Party to the landlord or bailee and in respect of which such landlord or bailee has recourse against Inventory situated at such location or warehouse space. After the Closing Date, (i) no real property or warehouse space shall be leased or acquired by any Credit Party,
(ii) no Eligible Fixed Asset shall be located on real property or in warehouse space, and (iii) no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date, unless and until, in each case, a satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located, except for any good faith contest by appropriate proceedings of the amount or validity of any payment or other obligation under any such leases or agreements.

                  5.10     Further Assurances.

                  (a) Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party's expense and upon request of Administrative Agent, duly execute and deliver, or cause to be duly executed and delivered, to Administrative Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Administrative Agent to perfect or maintain the Liens of Administrative Agent for the benefit of itself and Lenders on the Collateral.

                  (b) Borrowers shall deliver to Administrative Agent no later than ninety (90) days in the case of Borrowers and their Subsidiaries (other than Elder-Beerman and its Subsidiaries) and sixty (60) days in the case of Elder-Beerman and its Subsidiaries after the Closing Date (or such later date as may be agreed by Administrative Agent), duly executed blocked account agreements referred to in Annex C with respect to each store deposit account and Disbursement Account set forth on Disclosure Schedule (3.19), which blocked account agreements shall be in form and substance acceptable to Administrative Agent. In the event that

Borrowers are unable to deliver to Administrative Agent a blocked account agreement for each store deposit account or Disbursement Account on or before such date, Borrower shall close each store deposit account for which it was unable to deliver a blocked account agreement and open a new deposit account with a financial institution which will enter into a blocked account agreement.

                  (c) Borrowers shall deliver to Administrative Agent (i) no later than forty-five (45) days after the Closing Date (or such later date as may be agreed by Administrative Agent) (A) with respect to the Mortgaged Properties owned by Bon-Ton, updated endorsements to title insurance policies,
(B) with respect to the Mortgaged Properties owned by Elder-Beerman (other than the West Virginia Properties), title insurance policies, current as-built surveys and, to the extent available, zoning letters and certificates of occupancy, in each case in form and substance reasonably acceptable to Administrative Agent, in its sole discretion and (C) evidence that counterparts of the Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of Administrative Agent, to create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on each Mortgaged Property in favor of Administrative Agent for the benefit of itself and Lenders (or in favor of such other trustee as may be required or desired under local law) and (ii) upon request of Administrative Agent and within 45 days after such request, phase II environmental reports with respect to the Mortgaged Properties owned by Elder-Beerman for which closure certificates have not been obtained to the satisfaction of Administrative Agent.

                  5.11 Maintenance of Properties, Etc. Each Credit Party shall, and shall cause each Subsidiary of such Credit Party to, maintain and preserve (a) in good working order and condition all of its properties necessary in the conduct of its business, (b) all rights, permits, licenses, approvals and privileges (including all permits) used or useful or necessary in the conduct of its business and (c) all registered patents, trademarks, trade names, copyrights and service marks with respect to its business, except where failure to so maintain and preserve the items set forth in clauses (a), (b) and (c) above would not, in the aggregate, have a Material Adverse Effect.

                  5.12 Application of Proceeds. Each Borrower (and, to the extent distributed to them by any Borrower, each Credit Party as permitted under this Agreement) shall use the entire amount of the proceeds of the Loans as provided in Section 1.4.

                  5.13 ERISA. Each Credit Party and its Subsidiaries shall pay and discharge, and shall cause each other Credit Party and each ERISA Affiliate to pay and discharge, when due (including any permissible extensions) any material liability imposed upon it pursuant to the provisions of Title IV of ERISA.

6.       NEGATIVE COVENANTS

                  Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that, without the prior written consent of Administrative Agent and the Requisite Lenders, from and after the date hereof until the Termination Date:

                  6.1 Mergers, Subsidiaries, Etc. No Credit Party shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary; or (b) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person or operating division of any Person, except that (i) any Credit Party which is a Subsidiary of Bon-Ton may be merged with Bon-Ton or another Credit Party which is a Subsidiary of Bon-Ton, provided that Bon-Ton shall be the survivor of any such merger to which it is a party and (ii) Holdings may be merged with Parent, provided that Parent shall be the survivor of any such merger.

                  6.2 Investments; Loans and Advances. Except as otherwise expressly permitted by this Section 6, no Credit Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that (a) Borrowers may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to any Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business consistent with past practice; (b) each Credit Party may maintain its existing investments as of the Closing Date described in Disclosure Schedule (6.2); (c) Parent or Holdings may make investments in any Borrower; (d) any Borrower or any Subsidiary of a Borrower that is a Credit Party may make investments in any other Borrower or any Subsidiary of a Borrower that is a Credit Party; (e) (i) Elder-Beerman may make investments in El-Bee Chargit and El-Bee Chargit may make investments in El-Bee Receivables arising from the transfer by Elder-Beerman to El-Bee Chargit and by El-Bee Chargit to El-Bee Receivables of Receivables or the issuance by El-Bee Receivables of one or more Subordinated Notes, in each case in connection with the EB Receivables Securitization, (ii) Bon-Ton may make investments in Bon-Ton Receivables arising from the transfer by Bon-Ton to Bon-Ton Receivables of Receivables or the issuance by Bon-Ton Receivables of one or more Deferred Payment Notes, in each case in connection with the BT Receivables Securitization and (iii) upon any amendment or amendment and restatement contemplated by the Master Amendment to RPA, Elder-Beerman (and/or El-Bee Chargit) and Bon-Ton may make investments in Bon-Ton Receivables arising from the transfer by Elder-Beerman (and/or El-Bee Chargit) and Bon-Ton to Bon-Ton Receivables of Receivables or the issuance by Bon-Ton Receivables of one or more Deferred Payment Notes, in each case in connection with the BT Receivables Securitization; provided, however that with respect to clause (e) the aggregate amount of such investments does not exceed the amount necessary to consummate the sales of Receivables and related assets contemplated by the Securitization Documents; (f) the Deferred Payment Note and the Subordinated Note; (g) so long as Administrative Agent has not delivered an Activation Notice and no Default or Event of Default has occurred and is continuing and there is no outstanding Revolving Loan balance, Borrower may make investments, subject to Control Letters in favor of Administrative Agent for the benefit of Lenders or otherwise subject to a perfected security interest in favor of Administrative Agent for itself and for the benefit of Lenders, in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than one year from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of "A" or better by a nationally recognized rating agency (an "A Rated Bank"), (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with A Rated Banks and (v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above; and (h) other investments not exceeding $500,000 in the aggregate at any time outstanding.

                  6.3 Indebtedness. (a) No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication)
(i) Indebtedness secured by purchase money security interests and Capital Leases permitted in clause (c) of Section 6.7, (ii) the Loans and the other Obligations, (iii) deferred taxes, (iv) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (v) existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereto which do not have the effect of increasing the principal amount thereof and which are otherwise on terms and conditions, taken as a whole, no less favorable to any Credit Party, Administrative Agent or Lender, as determined by Administrative Agent, than the terms of the Indebtedness being refinanced, amended or modified, (vi) other Indebtedness not in excess of $10,000,000 in the aggregate at any time outstanding to the extent such Indebtedness is secured by mortgages on Real Estate other than the Mortgaged Properties, (vii) Indebtedness consisting of interest rate swap contracts outstanding at any one time to fix up to $100,000,000 of Borrowers' floating rate debt on terms acceptable to Administrative Agent and (viii) Indebtedness consisting of intercompany loans and advances made by (A) any Credit Party to any Borrower or any other Credit Party which is a Subsidiary of a Borrower (B) any Borrower in any other Borrower or a Credit Party which is a Subsidiary of a Borrower; provided that (A) each Credit Party shall record all intercompany transactions on its books and records in a manner satisfactory to Administrative Agent; (B) the obligations in respect of such intercompany loan or advance shall be subordinated to the Obligations of such Credit Party under the Loan Documents in a manner satisfactory to Administrative Agent; (C) at the time any such intercompany loan or advance is made and after giving effect thereto, each such Credit Party shall be Solvent; and (D) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan.

                  (b) No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than
(i) the Obligations, (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 6.8, (iii) other Indebtedness not in excess of $250,000 and (iv) refinancing of Indebtedness permitted hereunder.

                  6.4      Employee Loans and Affiliate Transactions.

                  (a)      Except as otherwise expressly permitted in this
Section 6 with respect to Affiliates, no Credit Party shall enter into or be a party to any transaction with any other Credit Party or any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party. In addition, if any such transaction or series of related transactions involves payments in excess of $1,000,000 in the aggregate, the terms of these transactions must be disclosed in advance to Administrative Agent and Lenders. All such transactions existing as of the date hereof are described on Disclosure Schedule (6.4(a)).

                  (b) No Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except loans to their respective employees on an arm's-length basis in the ordinary course of business consistent with past practices for travel expenses, relocation costs and similar purposes up to a maximum of $500,000 to any employee and up to a maximum of $5,000,000 in the aggregate at any one time outstanding.

                  6.5      Capital Structure and Business. No Credit Party shall
(a) make any changes in any of its business objectives, purposes or operations which could in any way materially adversely affect the repayment of the Loans or any of the other Obligations or could reasonably be expected to have a Material Adverse Effect; (b) make any change in its capital structure as described on Disclosure Schedule (3.8), including, other than as to Parent, the issuance of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock; or (c) amend its charter or bylaws, operating agreement or limited partnership agreement, as applicable, in each case in a manner which would materially adversely affect Administrative Agent or Lenders or such Credit Party's duty or ability to repay the Obligations. No Credit Party shall engage in any business other than the businesses currently engaged in by it or businesses reasonably related thereto.

                  6.6 Guaranteed Indebtedness. No Credit Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party; (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is not prohibited by this Agreement; (c) the "Parent Undertaking" pursuant to and as defined in the EB Securitization Documents; and (d) the "Performance Undertaking" by Parent and Holdings pursuant to and as defined in the BT Securitization Documents.

                  6.7 Liens. No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7) and replacements and refinancings thereof to the extent such refinancing is permitted hereunder; (c) Liens with respect to the Securitization Documents; and (d) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $7,500,000 outstanding at any one time for all such Liens; provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within twenty (20) days following such purchase and does not exceed one-hundred percent (100%) of the purchase price of the subject assets. In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of Administrative Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases, purchase money financing documents or Licenses which prohibit Liens upon the assets that are subject thereto.

                  6.8      Sale of Stock and Assets. Except as permitted under
Section 6.2, no Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including Accounts, (other than as to Parent) its capital Stock or the capital Stock of any of its (including as to Parent) Subsidiaries (whether in a public or a private offering or otherwise) other than (a) the sale of Inventory in the ordinary course of business; (b) the sale, transfer, conveyance or other disposition by a Credit Party in the ordinary course of such Credit Party's business of Equipment, Fixtures or Real Estate that are obsolete or no longer used or useful in such Credit Party's business; (c) other Equipment and Fixtures having a value not exceeding $500,000 in any single transaction or $2,000,000 in the aggregate in any Fiscal Year; (d) the sale, transfer or other conveyance of any asset by a Credit Party (other than Holdings and Parent) to another Credit Party (other than Holdings and Parent); (e) the sale of any asset by a Credit Party if the proceeds from such sale are used to purchase a "like-kind" replacement asset within ninety (90) days of the sale of the original asset; (f) sales of Borrowers' private-label credit card receivables pursuant to the Transfer Agreement and the EB Purchase Agreements; (g) sales of Designated Properties or any property listed on Disclosure Schedule (6.8) (including any sales permitted under Section 6.12); and (h) the sale, transfer, conveyance or other disposition of Equipment, Fixtures or Real Estate by Borrowers in connection with the sale of a store location up to an aggregate amount equal to $35,000,000; provided that with respect to clauses (g) and (h) at least ninety percent (90%) of the proceeds of such asset sales shall be in cash. With respect to any disposition of assets or other properties permitted pursuant to this Section 6.8, Administrative Agent agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall execute and deliver to Borrowers, at Borrowers' expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrowers.

                  6.9 ERISA. No Credit Party shall, or shall cause or permit any of its Subsidiaries or its ERISA Affiliates to:

                  (a) cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to result in taxes, penalties and other liability in excess of $250,000 in the aggregate; or

                  (b)      enter into a new agreement or agreements that would
(i) obligate a Credit Party or any ERISA Affiliate to make contributions to a Title IV Plan in excess of $250,000 per year, (ii) to create, extend or increase an obligation to provide health or medical benefits for retirees of a Credit Party or an ERISA Affiliate that would increase the accumulated post retirement benefit obligation by more than $250,000 in the aggregate during the term of this Agreement.

                  6.10 Financial Covenants. Borrowers shall not breach or fail to comply with any of the Financial Covenants (the "Financial Covenants") set forth in Annex G.

                  6.11 Hazardous Materials. No Credit Party shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits; or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations, liabilities or impacts which could not reasonably be expected to have a Material Adverse Effect.

                  6.12 Sale-Leasebacks. No Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets other than up to $35,000,000 in the aggregate of assets of the Credit Parties; provided that (a) the terms and conditions of any such transaction for assets greater than $15,000,000 shall be reasonably acceptable to Administrative Agent; and (b) simultaneously with the consummation of any such sale-leaseback the Credit Parties shall (i) deliver to Administrative Agent a landlord consent in form and substance satisfactory to Administrative Agent, (ii) adjust the Borrowing Base to reflect the sale of a Fixed Asset included therein, if any, and (iii) apply proceeds to the repayment of the Revolving Loan outstanding and pay such additional amounts, if any, that shall be necessary to comply with
Section 1.3(b)(i).

                  6.13 Cancellation of Indebtedness. No Credit Party shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices.

                  6.14 Restricted Payments. No Credit Party shall make any Restricted Payment, except (a) intercompany loans and advances between Borrowers and Credit Parties to the extent permitted by Section 6.3 above; (b) dividends and distributions by Subsidiaries of any Borrower paid to such Borrower or a Subsidiary of such Borrower; (c) dividends paid to Holdings by Bon-Ton and dividends to Parent by Holdings to pay for the ordinary course operating expenses of Holdings and Parent; (d) employee loans permitted under Section 6.4(b) above; (e) dividends paid to Holdings by Bon-Ton and dividends to Parent by Holdings for the repurchase of Parent's outstanding common stock and dividends by Parent on Parent's outstanding common stock; provided that with respect to this clause (e) (i) no Default or Event of Default shall have occurred and be continuing or would result after giving effect to any such payment, (ii) Borrowers collectively shall have met the Borrowing Availability Threshold on the date of payment of such dividend and repurchase, (iii) Borrowers shall have Excess Cash Flow for the four Fiscal Quarter periods then ended of at least $20,000,000, (iv) the amount of such dividends shall not in the aggregate exceed fifty percent (50%) of Borrowers' Excess Cash Flow for such four Fiscal Quarter periods, (v) Borrowers shall have, on a pro forma basis, after giving effect to such payment a Fixed Charge Coverage Ratio for the four Fiscal Quarter period then ended of not less than 1.75:1.0, and (vi) the timing of such payments shall be set at dates which permit the delivery of Financial Statements necessary to determine current financial covenant compliance prior to each payment; provided, further, however, that with respect to this clause (e), notwithstanding the foregoing proviso and in addition to any amounts paid pursuant to such proviso, such dividends may be paid pursuant to this clause (e) up to an aggregate amount of $4,000,000 in any Fiscal Year and up to $7,500,000 in the aggregate; and (f) if proceeds from the sale of Designated Properties are greater than $26,000,000, dividends paid to Holdings by Bon-Ton and dividends to Parent by Holdings for the repurchase of Parent's outstanding common stock; provided that with respect to clause (f) (i) no Default or Event of Default shall have occurred and be continuing or would result after giving effect to any such dividend or repurchase, (ii) the amount of such dividend or repurchase shall not exceed the lesser of (A) $6,500,000 and (B) thirty-five (35%) of the amount by which the net proceeds of the EB Sale-Leaseback exceed the Attributed Value of the properties sold pursuant thereto and (iii) Borrowers collectively shall have met the Borrowing Availability Threshold on the date of payment of such dividend and repurchase.

                  6.15 Change of Corporate Name; State of Incorporation or Location; Change in Accounting Method; Change of Fiscal Year. No Credit Party shall (a) change its name as it appears in official filings in the state of its incorporation or other organization; (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral; (c) change the type of entity that it is; (d) change its organization identification number, if any, issued by its state of incorporation or other organization; or (e) change its state of incorporation or organization or incorporate or organize in any additional jurisdictions, in any case without at least thirty (30) days' prior written notice to Administrative Agent and after Administrative Agent's written acknowledgment that any reasonable action requested by Administrative Agent in connection therewith, including to continue the perfection of any Liens in favor of Administrative Agent, on behalf of itself and Lenders, in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United States. Without limiting the foregoing, no Credit Party shall change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-507 of the Code or any other then applicable provision of the Code except upon prior written notice to Administrative Agent and Lenders and after Administrative Agent's written acknowledgment that any reasonable action requested by Administrative Agent in connection therewith, including to continue the perfection of any Liens in favor of Administrative Agent, on behalf of itself and Lenders in any Collateral, has been completed or taken. No Credit Party shall change its Fiscal Year without the consent of Administrative Agent.

                  6.16 No Impairment of Intercompany Transfers. No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of any Borrower to any Borrower or between Borrowers.

                  6.17 No Speculative Transactions. No Credit Party shall engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

                  6.18 Leases. No Credit Party shall enter into or renew any operating lease for Equipment or Real Estate, if the aggregate of all such operating lease payments payable in any year for Borrowers and their Subsidiaries on a consolidated basis would exceed $65,000,000.

                  6.19 Changes Relating to Securitization Documents; Material Contracts.

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

                  (a) Bon-Ton and Elder-Beerman shall not, and shall not permit any of their respective Subsidiaries to change, refinance, waive or amend the terms of any Securitization Document if the effect of such change, waiver, refinancing or amendment is to: (i) change the payment, termination or repurchase provisions thereof other than to extend the dates therefor; (ii) change, refinance, waive or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional rights to the purchasers and/or investors or any other party to the Securitization Documents in each case, taken as a whole in a manner materially adverse to any Credit Party, Administrative Agent or Lenders; or (iii) decrease the committed amount to an amount less than $240,000,000 (unless otherwise agreed by Administrative Agent); provided that Bon-Ton and Elder-Beerman may amend or amend and restate the BT Securitization Documents in the manner provided by the Master Amendment to RPA with the prior written consent and pursuant to documentation acceptable to Administrative Agent (which documentation may include, without limitation, any amendment or amendment and restatement of the BT Intercreditor Agreement). Without limiting the generality of the foregoing, neither Bon-Ton, Elder-Beerman nor any of their respective Subsidiaries shall permit any purchaser or investor under the Securitization Documents to purchase a percentage participation in Receivables greater than that currently provided for in the Securitization Documents.

                  (b)      No Credit Party shall change or amend the terms of
(i) any debt document to which it is bound in a manner materially adverse to Lenders or (ii) any material contract to which it is bound in a manner which would or is reasonably likely to result in a Material Adverse Effect.

                  6.20 Passive Company Status. No Passive Company shall engage in any trade or business or incur any Indebtedness or Guaranteed Indebtedness except for (a) the trade or business in which it is engaged on the Closing Date and (b) Indebtedness or Guaranteed Indebtedness existing as of the Closing Date and set forth on Disclosure Schedule (6.20).

7.       TERM

                  7.1 Termination. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

                  7.2 Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Administrative Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Administrative Agent and Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full

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

force and effect until the Termination Date; provided, however, that in all events the provisions of Section 11, the payment obligations under Sections 1.15 and 1.16, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8.       EVENTS OF DEFAULT: RIGHTS AND REMEDIES

                  8.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

                  (a) Any Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable in each case, with respect to interest and fees, not cured within one (1) Business Day after notice from Administrative Agent, or (ii) fails to pay or reimburse Administrative Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following Administrative Agent's demand for such reimbursement or payment of expenses.

                  (b) Any Credit Party shall fail or neglect to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 4, 5.4 or 6, or any of the provisions set forth in Annexes C (other than inadvertent violations of the provisions thereof), E, F or G, respectively.

                  (c) Any Credit Party shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for twenty (20) days after the earlier of the date on which (i) a Responsible Officer of a Credit Party becomes aware of such failure or (ii) written notice thereof shall have been given to Borrower Representative by Administrative Agent.

                  (d) A default or breach shall occur under any other agreement, document or instrument to which any Credit Party is a party which is not cured within any applicable grace period, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of any Credit Party in excess of $1,000,000 in the aggregate, or (ii) causes, or permits any holder of such Indebtedness or a trustee to cause, Indebtedness or a portion thereof in excess of $1,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, unless such default is waived or cured.

                  (e) Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect, or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Administrative Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

                  (f) Assets of any Credit Party with a fair market value of $500,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for sixty (60) days or more.

                  (g) A case or proceeding shall have been commenced against any Credit Party seeking a decree or order in respect of any Credit Party (i) under Title 11 of the United States Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any Credit Party or of any substantial part of any such Person's assets, or (iii) ordering the winding-up or liquidation of the affairs of any Credit Party, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding.

                  (h) Any Credit Party (i) shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) shall fail to contest in a timely and appropriate manner or shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any Credit Party or of any substantial part of any such Person's assets, (iii) shall make an assignment for the benefit of creditors, (iv) shall take any corporate action in furtherance of any of the foregoing; or (v) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due.

                  (i) A final judgment or judgments for the payment of money in excess of $250,000 in the aggregate at any time outstanding shall be rendered against any Credit Party and the same shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay.

                  (j) Any material provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest created under any Loan Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral having a value in excess of $500,000 in the aggregate that is purported to be covered by such Lien.

                  (k)      Any Change of Control shall occur.

                  (l) A termination event, trust termination event, early amortization event or any other event causing the acceleration and/or early amortization under the Securitization Documents shall have occurred which is not cured within any applicable grace period.

                  (m) An ERISA Event shall occur and the amount of all liabilities and deficiencies resulting therefrom, whether or not assessed, exceeds $250,000 in the aggregate.

                  8.2 Remedies. (a) If any Event of Default shall have occurred and be continuing or if a Default shall have occurred and be continuing and Administrative Agent or

Requisite Lenders shall have determined not to make any Advances or incur any Letter of Credit Obligations so long as that specific Default is continuing, Administrative Agent may (and at the written request of the Requisite Lenders shall), without notice, suspend this facility with respect to further Advances and/or the incurrence of further Letter of Credit Obligations whereupon any further Advances and Letter of Credit Obligations shall be made or extended in Administrative Agent's sole discretion (or in the sole discretion of the Requisite Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. If any Event of Default shall have occurred and be continuing, Administrative Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

                  (b) If any Event of Default shall have occurred and be continuing, Administrative Agent may (and at the written request of the Requisite Lenders shall), without notice, (i) terminate this facility with respect to further Advances or the incurrence of further Letter of Credit Obligations; (ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrowers and each other Credit Party; and (iii) exercise any rights and remedies provided to Administrative Agent under the Loan Documents and/or at law or equity, including all remedies provided under the Code; provided, however, that upon the occurrence of an Event of Default specified in Sections 8.1(g) or (h), all of the Obligations, including the aggregate Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

                  8.3 Waivers by Credit Parties. Except as otherwise provided for in this Agreement or in any other Loan Document or by applicable law, each Credit Party waives (including for purposes of Section 12): (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Administrative Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Administrative Agent may do in this regard, (b) all rights to notice and a hearing prior to Administrative Agent's taking possession or control of, or to Administrative Agent's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Administrative Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshalling and exemption laws.

9.       ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENTS

                  9.1 Assignment and Participations. (a) The Credit Parties signatory hereto consent to any Lender's assignment of, and/or sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or of any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not. Any assignment by a Lender shall (i) require the consent of Administrative Agent, the L/C Issuer if applicable, and Bon-Ton (which consent of Administrative Agent, L/C Issuer or Borrower shall not be unreasonably withheld or delayed) and the execution of an assignment agreement (an "Assignment Agreement") substantially in the form attached hereto as Exhibit 9.1(a) and otherwise in form and substance satisfactory to, and acknowledged by, Administrative Agent; provided, however, that the consent of Bon-Ton shall not be required for any assignment by a Lender if at the time of such assignment a Default or Event of Default shall have occurred and be continuing; and provided, further, that the consent of Administrative Agent or L/C Issuer shall not be required for any assignment to a Lender or an Affiliate of a Lender; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Administrative Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) if a partial assignment, be in an amount at least equal to $5,000,000 and, after giving effect to any such partial assignment, the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; and (iv) include a payment to Administrative Agent of an assignment fee of $3,500. In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Each Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event Administrative Agent or any Lender assigns or otherwise transfers all or any part of a Note, Administrative Agent or any such Lender shall so notify Borrowers and Borrowers shall, upon the request of Administrative Agent or such Lender, execute new Notes in exchange for the Notes being assigned. Notwithstanding the foregoing provisions of this Section 9.1(a), any Lender may at any time pledge or assign all or any portion of such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

                  (b) Any participation by a Lender of all or any part of its Commitments shall be in an amount at least equal to $5,000,000, and with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.13, 1.15, 1.16 and 9.8, each Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrowers to the participant and the participant shall be considered to be a "Lender". Except as set forth in the preceding sentence no Borrower or Credit Party shall have any obligation or duty to any participant. No Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

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

                  (c) Except as expressly provided in this Section 9.1, no Lender shall, as between Borrowers and that Lender, or Administrative Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

                  (d) Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this
Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested not inconsistent with the terms of the Loan Documents and, if requested by Administrative Agent, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their affairs contained in any selling materials provided by them and all other information provided by them and included in such materials, except that any Projections delivered by Borrowers shall only be certified by Borrowers as having been prepared by Borrowers in compliance with the representations contained in Section 3.4(c).

                  (e) A Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants). Each Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.

                  (f) So long as no Event of Default shall have occurred and be continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.16(a), increased costs under Section 1.16(b), an inability to fund LIBOR Loans under Section 1.16(c), or withholding taxes in accordance with Section 1.16(d).

                  (g) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender"), may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing by the Granting Lender to Administrative Agent and Borrowers, the option to provide to Borrowers all or any part of any Loans that such Granting Lender would otherwise be obligated to make to Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan; and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if such Loan were made by such Granting Lender. No SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). Any SPC may (i) with notice to, but without the prior written consent of, Borrowers and Administrative Agent and assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrowers and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This
Section 9.1(g) may not be amended without the prior written consent of each Granting Lender, all or any of whose Loans are being funded by an SPC at the time of such amendment. For the avoidance of doubt, the Granting Lender shall for all purposes, including without limitation, the approval of any amendment or waiver of any provision of any Loan Document, the obligation to pay any amount otherwise payable by the Granting Lender under the Loan Documents or the obligation to make any Loan pursuant to this Agreement, continue to be the Lender of record hereunder.

                  9.2 Appointment of Agents. GE Capital is hereby appointed to act on behalf of all Lenders as Administrative Agent under this Agreement and the other Loan Documents. GECMG is hereby appointed to act on behalf of all Lenders as Lead Arranger and Bookrunner under this Agreement and the other Loan Documents. Bank One, NA and Congress Financial Corporation (Central) are hereby appointed to act on behalf of all Lenders as Co-Syndication Agents under this Agreement and the other Loan Documents. The CIT Group/Business Credit and Bank of America, N.A. are hereby appointed to act on behalf of all Lenders as Co-Documentation Agents under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Agents and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agents shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Agents shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agents shall be mechanical and administrative in nature and Agents shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Except as expressly set forth in this Agreement and the other Loan Documents, Administrative Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries or any Account Debtor that is communicated to or obtained by GE Capital or any of its Affiliates in any capacity. No Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

                  If an Agent shall request instructions from Requisite Lenders, Requisite Revolving Lenders, Requisite Term Lenders, Supermajority Revolving Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then such Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from Requisite Lenders, Requisite Revolving Lenders, Requisite Term Lenders, Supermajority Revolving Lenders or all affected Lenders, as the case may be, and such Agent shall not incur liability to any Person by reason of so refraining. Agents shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of such Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of such Agent, expose Agents to Environmental

Liabilities or (c) if such Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of an Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Requisite Revolving Lenders, Requisite Term Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable.

                  Notwithstanding anything to the contrary contained in this Agreement, each of the Lead Arranger and Bookrunner, the Co-Documentation Agents and the Co-Syndication Agents is a Lender, designated as "Lead Arranger and Bookrunner", "Co-Documentation Agent" or "Co-Syndication Agent", as the case may be, for title purposes only and in such capacity shall have no obligations or duties whatsoever under this Agreement or any other Loan Document to any Credit Party or any Lender and shall have no rights separate from its rights as a Lender except as expressly provided in this Agreement.

                  9.3 Agents' Reliance, Etc. No Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limitation of the generality of the foregoing, each Agent: (a) may treat the payee of any Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Administrative Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  9.4 GE Capital and its Affiliates. With respect to its Commitments hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Administrative Agent hereunder; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of its Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital was not Administrative Agent and without any duty to

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

account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GE Capital as a Lender and GE Capital as Administrative Agent.

                  9.5 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

                  9.6 Indemnification. Lenders agree to indemnify each Agent (to the extent not reimbursed by Credit Parties and without limiting the obligations of Credit Parties hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any Agent, in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by any Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from an Agent's, gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by it in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that each Agent is not reimbursed for such expenses by Credit Parties.

                  9.7 Successor Agents. Each Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower Representative. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Agent, such

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resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of such resigning Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower Representative, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default shall have occurred and be continuing. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as an Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

                  9.8 Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender, each holder of any Note is hereby authorized at any time or from time to time, without notice to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of any of the Credit Parties or any of their Affiliates (regardless of whether such balances are then due) and any other properties or assets any time held or owing by that Lender, holder or Affiliate to or for the credit or for the account of Credit Parties or any of their Affiliates against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Note exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares. Each Lender's obligation under this
Section 9.8 shall be in addition to and not limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loans under Section 1.1. Each Credit Party agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (b) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

                  9.9 Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

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                  (a)      Advances; Payments. (i) Lenders shall refund or
participate in the Swing Line Loan in accordance with clauses (iii) and (iv) of
Section 1.1(b). If the Swing Line Lender declines to make a Swing Line Loan or if the Swing Line Availability is zero, Administrative Agent shall notify Lenders, promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of Revolving Credit Advance is received, by telecopy, telephone or other similar form of transmission. Each Lender shall make the amount of such Lender's Pro Rata Share of each Revolving Credit Advance available to Administrative Agent in same day funds by wire transfer to Administrative Agent's account as set forth in Annex H not later than 3:00 p.m. (New York time) on the requested funding date, in the case of an Index Rate Loan and not later than 11:00 a.m. (New York time) on the requested funding date in the case of a LIBOR Loan. After receipt of such wire transfers (or, in Administrative Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Administrative Agent shall make the requested Revolving Credit Advance to the Borrower designated by Borrower Representative in the Notice of Revolving Credit Advance. All payments by each Lender shall be made without setoff, counterclaim or deduction of any kind.

                           (ii)     Not less than once each calendar week or
more frequently, at Administrative Agent's election, if the aggregate payments with respect to payments of principal, interest and fees exceeding $5,000,000 are received with respect to the Loans (other than the Swing Line Loan) (each, a "Settlement Date"), Administrative Agent will advise each Lender by telephone, or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that such Lender has made all payments required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Administrative Agent will pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrowers since the previous Settlement Date for the benefit of that Lender on the Loans held by it. To the extent that any Non-Funding Lender has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Administrative Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrowers. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Annex H or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

                  (b) Availability of Lender's Pro Rata Share. Administrative Agent may assume that each Lender will make its Pro Rata Share of each Revolving Credit Advance available to Administrative Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Administrative Agent by such Lender when due, Administrative Agent will be entitled to recover such amount on demand from such Lender without set-off, counterclaim or deduction of any kind. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Administrative Agent's demand, Administrative Agent shall promptly notify Borrower Representative and Borrowers shall immediately repay such amount to Administrative Agent. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender

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

hereunder. To the extent that Administrative Agent advances funds to any Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Administrative Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Lender.

                  (c) Return of Payments. (i) If Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Administrative Agent from Borrowers and such related payment is not received by Administrative Agent, then Administrative Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

                           (ii)     If Administrative Agent determines at any
time that any amount received by Administrative Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Administrative Agent on demand any portion of such amount that Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as Administrative Agent is required to pay to any Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

                  (d) Non-Funding Lenders. The failure of any Lender (such Lender, a "Non-Funding Lender") to make any Revolving Credit Advance or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an "Other Lender") of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Administrative Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance to be made, or to purchase a participation to be purchased, by such Non-Funding Lender, and no Non-Funding Lender shall have any obligation to Administrative Agent or any Other Lender for the failure by such Non-Funding Lender. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" (or be included in the calculation of "Requisite Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document.

                  (e) Dissemination of Information. Administrative Agent will promptly provide Lenders with any notice of Default or Event of Default received by Administrative Agent from, or delivered by Administrative Agent to, any Credit Party. Administrative Agent will use reasonable efforts to provide Lenders with notice of any Event of Default of which Administrative Agent has actually become aware and with notice of any action taken by Administrative Agent following any Event of Default; provided, however, that Administrative Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable solely to Administrative Agent's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Lenders acknowledge that Borrowers are required to provide Financial Statements and Collateral Reports to Lenders in accordance with Annexes E and F hereto and agree that Administrative Agent shall have no duty to provide the same to Lenders.

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

                  (f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of set-off) without first obtaining the prior written consent of Administrative Agent or Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Administrative Agent.

10.      SUCCESSORS AND ASSIGNS

                  10.1 Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Administrative Agent and Lenders and their respective successors and permitted assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Administrative Agent and all Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Administrative Agent and Requisite Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Administrative Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.      MISCELLANEOUS

                  11.1 Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2 below. Any letter of interest, commitment letter and/or fee letter (other than the GE Capital Fee Letter) between any Credit Party and Administrative Agent or any Lender or any of their respective affiliates predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement. Notwithstanding the foregoing, the GE Capital Fee Letter shall survive the execution and delivery of this Agreement and shall continue to be binding obligations of the parties.

                  11.2 Amendments and Waivers. (i) Except for actions expressly permitted to be taken by Administrative Agent, no amendment, modification, termination or waiver of any provision of this Agreement, the Notes or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrowers and by Requisite Lenders, Requisite Revolving Lenders, Requisite Term Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable. Except as set forth in clause (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

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                  (b)      No amendment, modification, termination or waiver of
or consent with respect to any provision of this Agreement that increases the percentage advance rates set forth in the definitions of Fixed Asset Availability or, with respect to Eligible Inventory or Eligible L/C Inventory, Borrowing Base, or that makes less restrictive the nondiscretionary criteria for exclusion from Eligible Inventory set forth in Section 1.7, shall be effective unless the same shall be in writing and signed by Administrative Agent, Supermajority Revolving Lenders, Requisite Term Lenders and Borrowers. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that waives compliance with the conditions precedent set forth in Section 2.3 to the making of any Loan or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Administrative Agent, Requisite Revolving Lenders and Borrowers. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in Section 2.3 unless the same shall be in writing and signed by Administrative Agent, Requisite Revolving Lenders and Borrowers.

                  (c) No amendment, modification, termination or waiver shall, unless in writing and signed by each Lender directly affected thereby, do any of the following: (i) increase the principal amount of any Lender's Commitment; (ii) reduce or forgive the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender;
(v) except as otherwise permitted herein or in the other Loan Documents, release the Guaranty of any material guarantor, or release a material amount of the Collateral (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for Lenders or any of them to take any action hereunder; and (vii) amend or waive this Section 11.2 or the definitions of the terms "Requisite Lenders", "Requisite Revolving Lenders", "Requisite Term Lenders"; or "Supermajority Revolving Lenders" insofar as such definitions affect the substance of this Section 11.2. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Administrative Agent under this Agreement or any other Loan Document shall be effective unless in writing and signed by Administrative Agent, in addition to Borrowers and Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Administrative Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

                  (d) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change")

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                           (i)      requiring the consent of all affected
Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clauses (ii), (iii), (iv) and (v) below being referred to as a "Non-Consenting Lender");

                           (ii)     requiring the consent of Supermajority
Revolving Lenders, the consent of Requisite Lenders is obtained, but the consent of Supermajority Revolving Lenders is not obtained;

                           (iii)    requiring the consent of Requisite Revolving
Lenders, (A) the consent of Revolving Lenders holding 35% or more of the aggregate Revolving Loan Commitments is obtained, but the consent of Requisite Revolving Lenders is not obtained or (B) if any single Revolving Lender holds more than 35% of the Revolving Loan Commitment, the consent of Revolving Lenders holding 50% or more of the aggregate Revolving Loan Commitments is obtained, but the consent of Requisite Revolving Lenders is not obtained; or

                           (iv)     requiring the consent of Requisite Term
Lenders, the consent of Term Lenders holding 35% or more of the aggregate Term Loan Commitments is obtained, but the consent of Requisite Term Lenders is not obtained;

                           (v)      requiring the consent of Requisite Lenders,
(A) the consent of Lenders holding 35% or more of the aggregate Commitments is obtained, but the consent of Requisite Lenders is not obtained or (B) if any single Lender holds more than 35% of the Commitment, the consent of Lenders holding 50% or more of the aggregate Commitments is obtained, but the consent of Requisite Lenders is not obtained;

then, so long as Administrative Agent is not a Non-Consenting Lender, at Borrower Representative's request, Administrative Agent or a Person acceptable to Administrative Agent shall have the right within ninety (90) days of such vote with Administrative Agent's consent and in Administrative Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Administrative Agent's request, sell and assign to Administrative Agent or such Person, all of the Commitments and all rights in its Notes and under the Loan Documents of such Non-Consenting Lender for an amount equal to the principal balance of all Loans held by the Non-Consenting Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

                  (e) Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations under Section 1.13) and termination of the Commitments, Administrative Agent shall deliver to Borrowers termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

                  (f) Notwithstanding anything to the contrary in this Section, Administrative Agent may waive the Borrowers' compliance with the provisions of clause (c) of Annex G hereof without the consent of any Lender, in order to maintain, protect or preserve the Collateral and/or Lender's rights under the Loan Documents; provided that, without the consent of the

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Requisite Lenders and the Requisite Term Lenders, (i) Administrative Agent may
not waive compliance with the provisions of clause (c) of Annex G hereof more than six times in any one March 1 to December 31 period and (ii) the aggregate amount of time during which Borrowers shall not be required to comply with the provisions of clause (c) of Annex G shall not exceed thirty (30) days with respect to any single waiver or an aggregate of ninety (90) days in any one March 1 to December 31 period.

                  11.3 Fees and Expenses. Borrowers shall reimburse Agents for all reasonable out-of-pocket expenses incurred in connection with the preparation of the Loan Documents (including the reasonable fees and expenses of all of its special loan counsel, advisors, consultants and auditors retained in connection with the Loan Documents and the other transactions contemplated hereby and advice in connection therewith). Borrowers shall reimburse Agents (and, with respect to clauses (c) and (d) below, all Lenders) for all reasonable fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

                  (a) the forwarding to Borrowers or any other Person on behalf of Borrowers by Administrative Agent of the proceeds of the Loans;

                  (b) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or the transactions contemplated hereby or advice in connection with the administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

                  (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by any Agent, any Lender, any Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Borrowers or any other Person that may be obligated to any Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agents, such reimbursement shall be limited to one counsel for all such Lenders; provided, further, however, that the Borrowers shall not be required to reimburse any Agent or Lender for any such costs, fees or expenses if it is finally determined by a court of competent jurisdiction that such litigation, consent, dispute, suit, proceeding or action resulted solely from such Agent's or Lender's gross negligence or willful misconduct;

                  (d) any attempt to enforce any remedies of Agents against any or all of the Credit Parties or any other Person that may be obligated to Agents or any Lender by virtue of any of the Loan Documents; including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agents, such reimbursement shall be limited to one counsel for all such Lenders; provided, further, however, that Borrowers shall not be required to reimburse any Agent or Lender for such costs,

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

fees and expenses if it is finally determined by a court of competent jurisdiction that such attempt to enforce remedies was not legally permitted;

                  (e) any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

                  (f) efforts to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral subject to the provisions of Annex F with respect to appraisals and audits of Collateral;

including all reasonable attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all reasonable expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this
Section 11.3 shall be payable, on demand, by Borrowers to the Agents. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

                  11.4 No Waiver. Administrative Agent's or Lenders' failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of Administrative Agent or Lenders thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Administrative Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Administrative Agent and the applicable required Lenders, and directed to Borrowers specifying such suspension or waiver.

                  11.5 Remedies. Administrative Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Administrative Agent or Lenders may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

                  11.6 Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or

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invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  11.7 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

                  11.8 Confidentiality. Each Agent and each Lender agrees to use commercially reasonable efforts (equivalent to the efforts such Agent or Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential for a period of two
(2) years following receipt thereof, except that Agents and any Lender may disclose such information (a) to Persons employed or engaged by the Agents or any Lender or any of their Affiliates in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) upon the request or demand of any regulatory agency having jurisdiction over a Lender (d) as required or requested by any Governmental Authority or reasonably believed by such Agent or Lender to be compelled by any court decree, subpoena or legal or administrative order or process, provided that in any such instance described in this clause (d) in which such Agent or Lender intends to make such disclosure, such Agent or Lender shall (unless prohibited from doing so) give Borrower Representative such prior written notice thereof as is reasonably practicable under the circumstances in order to allow the Credit Party or Credit Parties affected thereby opportunity to seek a protective order or injunctive relief; (e) as, in the opinion of such Agent's or Lender's counsel, required by law; (f) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which such Agent or Lender is a party; or (f) was already public or was already known on a confidential basis to Agents or Lenders or which ceases to be confidential through no fault of such Agent or Lender.

                  Notwithstanding anything to the contrary set forth herein or in any other Loan Document or any other expressed or implied agreement, arrangement or understanding if any, any obligations of confidentiality contained herein and therein, as they relate to the Transaction and any other transaction contemplated by this Agreement, shall not apply to the federal tax structure or federal tax treatment of the expressed or implied Transaction, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all Persons, without limitation of any kind, the federal tax structure and federal tax treatment of the Transaction except where confidentiality is reasonably necessary to comply with U.S. federal or state securities laws. The preceding sentence is intended to cause the Transaction not to be treated as having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the IRC and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the tax structure of the Transaction or any tax matter or tax idea related to the Transaction.

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

                  11.9 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENTS AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED THAT AGENTS, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK AND, PROVIDED, FURTHER NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENTS FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENTS. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION WHICH SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF.

                  11.10 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this
Section 11.10), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if

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

hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on Annex I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower Representative or any Agent) designated on Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

                  11.11 Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                  11.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

                  11.13 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENTS, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

                  11.14 Press Releases. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its Affiliates or referring to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby without at least two (2) Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agents or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.

                  11.15 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Borrower for liquidation or reorganization, should any Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  11.16 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

                  11.17 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

12.      CROSS-GUARANTY

                  12.1 Cross-Guaranty. Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Administrative Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Administrative Agent and Lenders by each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, and that its obligations under this Section 12 shall be absolute and unconditional, irrespective of, and unaffected by,

                           (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

                           (b) the absence of any action to enforce this Agreement (including this Section 12) or any other Loan Document or the waiver or consent by Administrative Agent and Lenders with respect to any of the provisions thereof;

                           (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Administrative Agent and Lenders in respect thereof (including the release of any such security);

                           (d)      the insolvency of any Credit Party; or

                           (e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor,

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

it being agreed by each Borrower that its obligations under this Section 12 shall not be discharged until the payment and performance, in full, of the Obligations has occurred. Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

                  12.2 Waivers by Borrowers. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Administrative Agent or Lenders to marshall assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower, Administrative Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 12 and such waivers, Administrative Agent and Lenders would decline to enter into this Agreement.

                  12.3 Benefit of Guaranty. Each Borrower agrees that the provisions of this Section 12 are for the benefit of Administrative Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Administrative Agent, or Lenders, the obligations of such other Borrower under the Loan Documents.

                  12.4 Subordination of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 12.7, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Borrower acknowledges and agrees that this subordination is intended to benefit Administrative Agent and Lenders and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this Section 12, and that Administrative Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 12.4.

                  12.5 Election of Remedies. If any Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving such person a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, any Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 12. If, in the exercise of any of its rights and remedies, any Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by such Agent or Lender and waives any claim based upon such action, even if such action by such Agent or Lender shall result in a full or partial loss of any rights of subrogation which each Borrower might otherwise have had but for such action by such Agent or Lender. Any election of remedies which results in the denial or impairment of the right of any Agent or Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. In the event any Agent or Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, such Agent or Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by such Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether any Agent or Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which any Agent or Lender might otherwise be entitled but for such bidding at any such sale.

                  12.6 Limitation. Notwithstanding any provision herein contained to the contrary, each Borrower's liability under this Section 12 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under Section 1) shall be limited to an amount not to exceed as of any date of determination the greater of:

                  (a) the net amount of all Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and

                  (b) the amount which could be claimed by Administrative Agent and Lenders from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower's right of contribution and indemnification from each other Borrower under Section 12.7.

                  12.7     Contribution with Respect to Guaranty Obligations.

                  (a) To the extent that any Borrower shall make a payment under this Section 12 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a "Guarantor Payment") which, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount which such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

                  (b) As of any date of determination, the "Allocable Amount" of any Borrower shall be equal to the maximum amount of the claim which could then be recovered from such

Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

                  (c) This Section 12.7 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 12.7 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 12.1. Nothing contained in this Section 12.7 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable.

                  (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

                  (e) The rights of the indemnifying Borrowers against other Credit Parties under this Section 12.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

                  12.8 Liability Cumulative. The liability of Borrowers under this Section 12 is in addition to and shall be cumulative with all liabilities of each Borrower to Administrative Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

              [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                          THE BON-TON DEPARTMENT STORES, INC.

                                          By: /s/ H. Todd Dissinger
                                             Name: H. Todd Dissinger
                                             Title: Treasurer

                                          ELDER ACQUISITION CORP.

                                          By: /s/ Keith E. Plowman
                                             Name: Keith E. Plowman
                                             Title: Vice President and Assistant
                                                    Secretary

THE UNDERSIGNED HEREBY EXPRESSLY
ACKNOWLEDGES THE ASSUMPTION, BY
OPERATION OF LAW, OF THE OBLIGATIONS
OF ELDER ACQUISITION CORP. AS OF THIS
24TH DAY OF OCTOBER, 2003:

THE ELDER-BEERMAN STORES CORP.

By: /s/ Keith E. Plowman
    Name: Keith E. Plowman
    Title: Vice President and Assistant
          Secretary

        [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

Revolving Loan                            GENERAL ELECTRIC CAPITAL CORPORATION,
Commitment                                as Administrative Agent and Lender
(including a
Swing Line
Commitment of
$25,000,000):                             By: /s/ Charles D. Chiodo
$110,000,000                                 Name: Charles D. Chiodo
                                             Title: Duly Authorized Signatory

Term Loan
Commitment:
$25,000,000

        [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

Revolving Loan                            BANK ONE, NA,
Commitment:                               as Lender
$30,000,000

                                          By: /s/ [Illegible]
                                             Title: Associate Director

        [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

Revolving Loan                            CONGRESS FINANCIAL CORPORATION
Commitment:                               (CENTRAL),
$30,000,000                               as Lender

                                          By: /s/ [Illegible]
                                             Title: Vice President

        [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

Revolving Loan                            THE CIT GROUP/BUSINESS CREDIT, INC.,
Commitment:                               as Lender
$30,000,000

                                          By: /s/ Albert J. Forzano
                                             Title: Vice President

        [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

Revolving Loan                            BANK OF AMERICA, N.A.,
Commitment:                               as Lender
$28,000,000

                                          By: /s/ [Illegible]
                                             Title: Vice President

        [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

Revolving Loan                            WELLS FARGO FOOTHILL, LLC,
Commitment:                               as Lender
$28,000,000

                                          By: /s/ [Illegible]
                                             Title: Account Executive

        [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

Revolving Loan                            FLEET CAPITAL CORPORATION,
Commitment:                               as Lender
$21,500,000

                                          By: /s/ Allan R. Julew
                                             Title: Senior Vice President

        [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

Revolving Loan                            UBS AG, STAMFORD BRANCH
Commitment:                               as Lender
$12,500,000

                                          By: /s/ Wilfred V. Saint
                                             Title: Associate Director Banking
                                                    Products Services, US

                                          By: /s/ Barbara Ezell-McMichael
                                             Title: Associate Director Banking
                                                    Products Services, US

        [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

Revolving Loan                            MANUFACTURERS AND TRADERS TRUST
Commitment:                               COMPANY,
$10,000,000                               as Lender

                                          By: Theodore K. Oswald
                                             Title: Vice President

        [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

                  The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as Borrowers.

                                          THE BON-TON STORES, INC.

                                          By:  /s/ H. Todd Dissinger
                                              ----------------------------------
                                              Name: H. Todd Dissinger
                                              Title: Treasurer

                                          THE BON-TON CORP.

                                          By:  /s/ Keith E. Plowman
                                              ----------------------------------
                                              Name: Keith E. Plowman
                                              Title: Treasurer

                                          THE BON-TON TRADE CORP.

                                          By:  /s/ Keith E. Plowman
                                              ----------------------------------
                                              Name: Keith E. Plowman
                                              Title: Treasurer

                                          THE BON-TON STORES OF LANCASTER, INC.

                                          By:  /s/ James H. Baireuther
                                              ----------------------------------
                                              Name: James H. Baireuther
                                              Title: Executive Vice President

                                          THE BON-TON GIFTCO, INC.

                                          By:  /s/ Keith E. Plowman
                                              ----------------------------------
                                              Name: Keith E. Plowman
                                              Title: President

        [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

                                          ELDER- BEERMAN WEST VIRGINIA, INC.

                                          By:  /s/ H. Todd Dissinger
                                              ----------------------------------
                                              Name: H. Todd Dissinger
                                              Title: Vice President and
                                                     Assistant Treasurer

                                          ELDER- BEERMAN HOLDINGS, INC.

                                          By:  /s/ H. Todd Dissinger
                                              ----------------------------------
                                              Name: H. Todd Dissinger
                                              Title: Vice President and
                                                     Assistant Treasurer

                                          THE BEE-GEE SHOE CORP.

                                          By:  /s/ H. Todd Dissinger
                                              ----------------------------------
                                              Name: H. Todd Dissinger
                                              Title: Vice President and
                                                     Assistant Treasurer

                                          ELDER- BEERMAN INDIANA, L.P.

                                          BY: THE ELDER-BEERMAN STORES CORP.,
                                              ITS SOLE GENERAL PARTNER

                                          By:  /s/ Keith E. Plowman
                                              ----------------------------------
                                              Name: Keith E. Plowman
                                              Title: Vice President and
                                                     Assistant Secretary

                                          EL- BEE CHARGIT CORP.

                                          By:  /s/ Keith E. Plowman
                                              ----------------------------------
                                              Name: Keith E. Plowman
                                              Title: Vice President and
                                                     Assistant Secretary

        [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

                                          ELDER- BEERMAN OPERATIONS, LLC

                                          BY: ELDER-BEERMAN HOLDINGS, INC.,
                                              MEMBER

                                          By:  /s/ Keith E. Plowman
                                              ----------------------------------
                                              Name: Keith E. Plowman
                                              Title: Vice President and
                                                     Assistant Secretary

        [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

                               ANNEX A (RECITALS)

                                       TO

                                CREDIT AGREEMENT

                                  DEFINITIONS

            Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings, and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

            "Account Debtor" shall mean any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

            "Accounting Changes" shall have the meaning assigned to it in Annex
G.

            "Accounts" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code); (b) all of each Credit Party's rights in, to and under all purchase orders or receipts for goods or services; (c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party); (e) all health care insurance receivables; and (f) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

            "Acquirer" shall have the meaning assigned to it in the recitals to the Agreement.

            "Acquisition" shall have the meaning assigned to it in the recitals to the Agreement.

            "Activation Event" and "Activation Notice" shall have the meanings set forth in Annex C.

            "Administrative Agent" shall mean GE Capital in its capacity as Administrative Agent for Lenders or its successor appointed pursuant to Section 9.7.

            "Advance" shall mean any Revolving Credit Advance or Swing Line Advance, as the context may require.

            "Affected Lender" shall have the meaning assigned to it in Section 1.16(d).

            "Affiliate" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Stock having ordinary voting power in the election of directors of such Persons, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of any Borrower. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that, with respect to any Credit Party, the term "Affiliate" shall specifically exclude Administrative Agent and each Lender.

            "Agents" shall mean, collectively, Administrative Agent, Lead Arranger and Bookrunner, Co-Syndication Agents and Co-Documentation Agents.

            "Agreement" shall mean the Second Amended and Restated Credit Agreement by and among Borrowers, the other Credit Parties named therein, GE Capital, as Administrative Agent and Lender and the other Lenders signatory from time to time to the Agreement.

            "Alternate Borrowing Base" means, as of any date of determination by Administrative Agent, from time to time, an amount equal to (a) the sum of (i) in respect of Eligible Inventory other than Eligible L/C Inventory the lesser of
(A) eighty-two and one-half percent (82.5%) of such Eligible Inventory, and (B) ninety-two and one-half percent (92.5%) of Net Realizable Liquidation Value of such Eligible Inventory, plus (ii) the Fixed Asset Availability at such time plus (iii) in respect of Eligible L/C Inventory, sixty-five percent (65%) of the maximum face amount of such Eligible L/C Inventory, less (b) any reserves established by Administrative Agent at such time including, without limitation
(i) in the case of Eligible In-Transit Inventory, Reserves for duties, customs brokers, freight, taxes, insurance, and other Charges and expenses pertaining to such Inventory plus (ii) any additional Reserves established by Administrative Agent in its reasonable credit judgment.

            "Appendices" shall have the meaning assigned to it in the recitals to the Agreement.

            "Applicable Margins" shall mean collectively, the Applicable Revolver Index Margin, the Applicable Term Loan Index Margin, the Applicable Revolver LIBOR Margin and the Applicable Unused Line Fee Margin.

            "Applicable Revolver Index Margin" shall mean the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a) of the Agreement.

            "Applicable Revolver LIBOR Margin" shall mean the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a) of the Agreement.

            "Applicable Term Loan Index Margin" shall mean the per annum interest rate from time to time in effect and payable in addition to the Index Rate applicable to the Term Loan, as determined by reference to Section 1.5(a).

            "Applicable Unused Line Fee Margin" shall mean the per annum fee, from time to time in effect, payable in respect of Borrowers' non-use of committed funds pursuant to Section 1.9(b), which fee is determined by reference to Section 1.5(a).

            "Appraised Value" shall mean with respect to any Designated Property the fair market value of such Designated Property or with respect to any Eligible Fixed Asset the orderly liquidation value of such Eligible Fixed Asset, each as of the Closing Date and as determined by an independent third-party appraisal which has been previously delivered to Administrative Agent.

            "Approved Shipper" shall mean any reputable and creditworthy shipper or freight forwarder transporting finished goods Inventory from overseas to a Borrower's Distribution Center.

            "A Rated Bank" shall have the meaning assigned to it in Section 6.2.

            "Assignment Agreement" shall have the meaning assigned to it in
Section 9.1(a).

            "Attributed Value" shall mean with respect to (i) a Designated Property, the product of the Appraised Value of such Designated Property and fifty percent (50%) and (ii) an Eligible Fixed Asset, the product of the Appraised Value of such asset and forty percent (40%).

            "Bankruptcy Code" shall mean the provisions of Title 11 of the United States Code, 11 U.S.C. Sections 101 et seq.

            "Blocked Accounts" shall have the meaning assigned to it in Annex C.

            "Bon-Ton" shall mean The Bon-Ton Department Stores, Inc., a Pennsylvania corporation.

            "Bon-Ton Receivables" shall mean The Bon-Ton Receivables Partnership, L.P., a Pennsylvania limited partnership.

            "Borrower Representative" shall mean Bon-Ton in its capacity as Borrower Representative pursuant to the provisions of Section 1.1(d).

            "Borrowers" and "Borrower" shall have the respective meanings assigned thereto in the preamble to the Agreement.

            "Borrowing Availability" means as of any date of determination, the lesser of (a) the Maximum Amount less the sum of the aggregate Revolving Loan and Swing Line Loan then outstanding, and (b) the Borrowing Base, less the sum of the aggregate Revolving Loan and Swing Line Loan then outstanding.

            "Borrowing Availability Threshold" shall mean that both (a) daily average Borrowing Availability for the preceding calendar month is equal to or greater than the Prior Month Minimum Excess Availability Requirement, and (b) Borrowing Availability is equal to or greater than the Post Payment Minimum Excess Availability Requirement, after giving effect to the payment in question. For purposes hereof, "Prior Month Minimum Excess Availability Requirement" shall mean (i) from January 1st through August 31st, the amount of $60,000,000 and
(ii) from September 1st through December 31st, the amount of $85,000,000; "Post Payment Minimum Excess Availability Requirement" shall mean (i) from January 1st through August 31st, the amount of $55,000,000 and (ii) from September 1st through December 31st, the amount of $80,000,000.

            "Borrowing Base" means, as of any date of determination by Administrative Agent, from time to time, an amount equal to (a) the sum of (i) in respect of Eligible Inventory other than Eligible L/C Inventory the lesser of
(A) seventy-five percent (75%) of such Eligible Inventory and (B) eighty-five percent (85%) of Net Realizable Liquidation Value of such Eligible Inventory, plus (ii) the Fixed Asset Availability at such time plus (iii) in respect of Eligible L/C Inventory, sixty-five percent (65%) of the maximum face amount of the Eligible Trade L/C supporting such Eligible L/C Inventory, less (b) any reserves established by Administrative Agent at such time including, without limitation (i) in the case of Eligible L/C Inventory, Reserves for duties, customs brokers, freight, taxes, insurance, and other Charges and expenses pertaining to such Inventory plus (ii) in the event the outstanding amount of the Term Loan exceeds the lesser of (A) seven and one-half percent (7.5%) of Eligible Inventory and (B) seven and one-half percent (7.5%) of Net Realizable Liquidation Value of Eligible Inventory, the amount of such excess; plus (iii) any additional Reserves established by Administrative Agent in its reasonable credit judgment.

            "Borrowing Base Certificate" shall mean a certificate to be executed and delivered from time to time by each Borrower in the form attached to the Agreement as Exhibit 4.1(b).

            "Borrowing Base Credit Party" shall mean, collectively, Borrowers, EB Indiana and EB West Virginia.

            "BT Intercreditor Agreement" shall mean the Amended and Restated Intercreditor Agreement dated as of October 24, 2003 executed by Bank One, NA (Main Office Chicago), Bon-Ton, Bon-Ton Receivables and Administrative Agent.

            "BT Receivables Securitization" shall mean the transactions described in and contemplated by the BT Securitization Documents or any amendment or amendment and restatement thereto contemplated by the Master Amendment to RPA and approved by Administrative Agent.

            "BT Securitization Documents" shall mean, collectively, (a) the Second Amended and Restated Receivables Purchase Agreement, dated as of January 17, 2003 as amended, among Bon-Ton Receivables, Falcon Asset Securitization Corporation, the financial institutions party thereto and Bank One, NA (Main Office Chicago), as agent, (b) Master Amendment to RPA, (c) the Transfer Agreement, (d) the Deferred Payment Note and (e) any other agreement pursuant to which a Borrower sells or otherwise transfers Accounts to Bon-Ton Receivables (documents listed in clause (a) through (e) herein, collectively the "Existing BT Securitization Documents"), and (f) any other agreement pursuant to which the Existing BT Securitization Documents are amended or amended and restated to include the "Originators" under the EB Securitization Documents in the BT Securitization Documents or to otherwise provide for a combination of the securitizations contemplated by the BT Securitization Documents and the EB Securitization Documents, as contemplated in the Master Amendment to RPA and as acceptable to Administrative Agent.

            "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

            "Capital Expenditures" shall mean, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements (other than any repair or replacement of a property to the extent from insurance proceeds covering such property), substitutions or additions thereto, that have a useful life of more than one (1) year and that are required to be capitalized under GAAP.

            "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

            "Capital Lease Obligation" shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

            "Carry Over Amount" shall have the meaning assigned to it in Annex
G.

            "Cash Collateral Account" shall have the meaning assigned to it in Annex B.

            "Cash Equivalents" shall have the meaning assigned to it in Annex B.

            "Cash Management Systems" shall have the meaning assigned to it in
Section 1.8.

            "Certificate of Exemption" shall have the meaning assigned to it in
Section 1.15(c).

            "Change of Control" shall mean any of the following: (a) any issuance or change in ownership or other occurrence in respect of any shares of any class of capital Stock of Parent which would result in M. Thomas Grumbacher, his heirs or devisees, or any trusts of which any such Person serves as sole trustee now or hereafter established for any of his family members ceasing to have the power to control the election of a majority of the board of directors of Parent; (b) such Persons' ceasing to own and control shares of capital Stock of Parent having at least fifty-one percent (51%) of the aggregate voting power of all outstanding shares of the capital Stock of Parent; (c) Parent shall cease to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of Holdings, except as a result of any merger permitted under clause (b) of Section
6.1 of the Agreement; (d) Holdings shall cease to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of Bon-Ton, except as a result of any merger permitted under clause (b) of
Section 6.1 of the Agreement; or (e) Acquirer shall cease to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of Elder-Beerman .

            "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, Liens, claims or encumbrances upon or relating to (a) the Collateral; (b) the Obligations; (c) the employees, payroll, income or gross receipts of any Credit Party; (d) any Credit Party's ownership or use of any properties or other assets; or (e) any other aspect of any Credit Party's business.

            "Chattel Paper" shall mean any "chattel paper," as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party, wherever located.

            "Closing Date" shall mean October 24, 2003.

            "Closing Checklist" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

            "Co-Documentation Agents" shall mean The CIT Group/Business Credit, Inc. and Bank of America, N.A. or their respective successors appointed pursuant to Section 9.

            "Co-Syndication Agents" shall mean Bank One, NA and Congress Financial Corporation (Central) or their respective successors appointed pursuant to Section 9.

            "COBRA" shall have the meaning assigned to it in Section 3.12(b).

            "Code" shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to Administrative Agent's or any Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

            "Collateral" shall mean the property covered or intended to be covered by the Security Agreement, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Administrative Agent, on behalf of itself and Lenders, to secure the Obligations; provided, however, that the Collateral shall not include any Purchased Property.

            "Collateral Documents" shall mean the Security Agreement, the Pledge Agreement, the Guaranties, the Mortgages, the Trademark Security Agreements, the Patent Security Agreements, the Copyright Security Agreements and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

            "Collateral Reports" shall mean the reports with respect to the Collateral referred to in Annex F.

            "Collection Account" shall mean that certain account of Administrative Agent, account number 502-328-54 in the name of Administrative Agent at DeutscheBank Trust Company Americas in New York, New York ABA No. 021 001 033, or such other account as may be specified in writing by Administrative Agent as the "Collection Account."

            "Commitment Termination Date" shall mean the earliest of (a) October __, 2007; (b) the date of termination of Lenders' obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b); and (c) the date of indefeasible prepayment in full by Borrowers of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of all Commitments to zero dollars ($0).

            "Commitments" shall mean (a) as to any Lender, the aggregate of such Lender's Revolving Loan Commitment (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Revolving Loan Commitment) and Term Loan Commitment as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders' Revolving Loan Commitments (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Revolving Loan Commitment) and Term Loan Commitment which aggregate commitment shall be $325,000,000 on the Closing Date, as to each of clauses (a) and (b), as such Commitments may be reduced, amortized or adjusted, if at all, from time to time in accordance with the Agreement.

            "Compliance Certificate" shall have the meaning assigned to it in Annex E.

            "Concentration Accounts" shall have the meaning assigned to it in Annex C.

            "Contracts" shall mean all "contracts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

            "Control Letter" shall mean a letter agreement between Administrative Agent and (a) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party; (b) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party; (c) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant limits any security interest in the applicable financial assets in a manner reasonably satisfactory to Administrative Agent, acknowledges the Lien of Administrative Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Administrative Agent without further consent by the affected Credit Party.

            "Copyright License" shall mean any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

            "Copyright Security Agreements" shall mean the Copyright Security Agreement of even date herewith made in favor of Administrative Agent, on behalf of itself and Lenders, by each applicable Credit Party and any other Copyright Security Agreement entered into from time to time after the date hereof.

            "Copyrights" shall mean all of the following now owned or hereafter acquired by any Credit Party: (a) all copyrights and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

            "Credit Parties" shall mean Parent, Holdings, each Borrower and each of the Guarantors.

            "Default" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

            "Default Rate" shall have the meaning assigned to it in Section 1.5(d).

            "Deferred Payment Note" shall mean any agreement between the parties to the Transfer Agreement whereby the Buyer agrees to repay the Originator for any unpaid portion of the Purchase Price to the Originator (with such terms having the meanings set forth in the Transfer Agreement).

            "Deposit Accounts" shall mean all "deposit accounts" as such term is defined in the Code, now or hereafter held in the name of any Credit Party.

            "Designated Properties" shall mean, collectively, the Real Estate of any Borrower listed on Disclosure Schedule (A-1).

            "Disbursement Accounts" shall have the meaning assigned to it on Annex C.

            "Disclosure Schedules" shall mean the Schedules prepared by Borrowers and denominated as Disclosure Schedules (1.2(b)(i)) through (D-1) in the Index to the Agreement.

            "Distribution Center" shall mean the warehouse and distribution facilities operated by Borrower and located at 3585 S. Church Street, Whitehall, Pennsylvania, 600 Mt. Zion Road, York Pennsylvania, 821 Elder Street, Harrisburg, Pennsylvania, 3155 Elbee Road, Dayton, Ohio and 1340 East Dayton-Yellow Springs Road, Dayton, Ohio.

            "Document of Title" shall have the meaning assigned to it in Section 2.4(a).

            "Documents" shall mean any "documents," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

            "Dollars" or "$" shall mean lawful currency of the United States of America.

            "EB Intercreditor Agreement" shall mean the Intercreditor Agreement dated October 24, 2003 among Program Agent, Elder-Beerman, El-Bee Receivables, El-Bee Chargit and Administrative Agent, as amended.

            "EB Purchase Agreements" shall have the meaning assigned to it in the definition of EB Securitization Documents.

            "EB Receivables Securitization" shall mean the transactions described in and contemplated by the EB Securitization Documents.

            "EB Securitization Documents" shall mean (a) Elder-Beerman Master Trust Agreement Pooling and Servicing Agreement dated as of December 30, 1997, as amended, among El-Bee Receivables, as transferor, El-Bee Chargit, as servicer and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as trustee ("Trustee") (the "Pooling and Servicing Agreement"), (b) Elder-Beerman Master Trust Series 2001-1 Supplement dated as of May 19, 2000, as amended, among El-Bee Receivables, as Transferor, El-Bee Chargit, as Servicer and the Trustee (the "2000-1 Supplement"), (c) Series 2000-1 Certificate Purchase Agreement dated May 19, 2000, as amended among El-Bee Receivables, as seller, CRC Funding LLC (as successor to Corporate Receivables Corporation), Eaglefunding Capital Corporation and other commercial paper conduits, as the conduit purchasers ("Conduit Purchasers"), Citibank, N.A., Eaglefunding Capital Corporation and other financial institutions, as the committed purchasers (the "Committed Purchasers"), Citicorp North America, Inc., Fleet Securities Inc. (f/k/a FleetBoston Robertson Stephens Inc) ("Fleet") and other financial institutions, as the managing agents (the "Managing Agents"), Citicorp North America, Inc., as the program agent for the Purchasers (the "Program Agent") and the Trustee (the "Certificate Purchase

Agreement"), (d) the Omnibus Amendment No. 1 dated as of the date hereof among El-Bee Receivables, El-Bee Chargit, Trustee, CRC Funding, LLC (as successor to Corporate Receivables Corporation), EagleFunding Capital Corporation, Falcon Asset Securitization Corporation, Citibank, N.A., Bank One, NA, Fleet National Bank, Citicorp North America, Inc. and Fleet Securities, Inc., (e) Purchase Agreement dated as of December 30, 1997 (the "Second Purchase Agreement"), among El-Bee Chargit, as seller and El-Bee Receivables, as purchaser (f) Purchase Agreement dated as of December 30, 1997 (the "First Purchase Agreement" and together with the Second Purchase Agreement, the "EB Purchase Agreements"), among Elder-Beerman, as seller and El-Bee Chargit, as purchaser, (g) Parent Undertaking Agreement dated as of December 30, 1997 ("Parent Undertaking Agreement"), (h) the Subordinated Note.

            "EB Indiana" shall mean Elder-Beerman Indiana, L.P., an Indiana limited partnership.

            "EB West Virginia" shall mean Elder-Beerman West Virginia, Inc., a West Virginia corporation.

            "EBITDA" shall mean, with respect to any Person for any fiscal period, an amount equal to (a) consolidated net income of such Person for such period, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible and all securities), and (v) any other non-cash gains which have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) the amount of depreciation and amortization for such period, (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock and (vii) any aggregate net loss during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible and all securities), in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and
(9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

            "El-Bee Chargit" shall mean The El-Bee Chargit Corp., an Ohio corporation.

            "El-Bee Receivables" shall mean The El-Bee Receivables Corporation, a Delaware corporation.

            "Elder-Beerman" shall mean The Elder-Beerman Stores Corp., an Ohio corporation.

            "Eligible Fixed Assets" shall mean, as determined from time to time, pursuant to an appraisal acceptable to Administrative Agent, Equipment, Fixtures and owned furniture of each Borrowing Base Credit Party; provided, however, that Eligible Fixed Assets shall not include any such fixed asset as to which any of the following exclusionary criteria applies:

            (a) such asset is not owned by a Borrowing Base Credit Party free and clear of all Liens and rights of others, except the Liens in favor of Administrative Agent for itself and the benefit of Lenders and Permitted Encumbrances;

            (b) such asset is not located on premises leased, owned or operated by a Borrowing Base Credit Party referenced on either Disclosure Schedule (3.6) or (A-2);

            (c) such asset is in the possession or control of a bailee, warehouseman, processor, converter or other Person other than a Borrowing Base Credit Party, unless Administrative Agent is in possession of such agreements, instruments and documents as Administrative Agent may require (each in form and content acceptable to Administrative Agent and duly executed, as appropriate by the bailee, warehouseman, processor, converter or other Person in possession or control of such asset as applicable), including but not limited to warehouse receipts in Administrative Agent's name covering such asset, except to the extent that Administrative Agent has established a Reserve with respect to such asset;

            (d) such asset is Equipment, Fixtures or furniture held on or at leased premises where the landlord thereof has not executed a consent and waiver in form and substance satisfactory to Administrative Agent, except to the extent that Administrative Agent has established a reserve with respect to such asset; or

            (e) such asset is Equipment, Fixtures or furniture which in any way fails to meet or violates in any material respect any warranty, representation or covenant contained in the Agreement or any other Loan Document.

            "Eligible In-Transit Inventory" shall mean, without duplication of other Eligible Inventory, all finished goods Inventory (valued at the lower of cost or market) owned by Borrowers, not covered by Letters of Credit, which Inventory is in transit to one of Borrowing Base Credit Parties' facilities and which Inventory (a) is owned by a Borrowing Base Credit Party and either (i) has been paid for with a draw of an Eligible Trade L/C by a Borrowing Base

Credit Party or (ii) payment for which is not yet due and has not yet been paid for by a Borrowing Base Credit Party but which is located at one of Borrowing Base Credit Parties' distribution facilities and has not yet been recorded on Borrowing Base Credit Parties' general ledger or inventory stock ledger in the ordinary course; (b) is fully insured; (c) is subject to a first priority security interest in and Lien upon such goods in favor of Administrative Agent (except for any possessory Lien upon such goods in the possession of a freight carrier or shipping company securing only the freight charges for the transportation of such goods to such Borrowing Base Credit Parties); (d) is evidenced or deliverable pursuant to Documents that have been delivered to Administrative Agent or an agent acting on its behalf or designating Administrative Agent as consignee; and (e) is otherwise deemed to be "Eligible Inventory" hereunder.

            "Eligible Inventory" shall have the meaning assigned to it in
Section 1.7 of the Agreement. Unless the context otherwise requires, Eligible Inventory shall include Eligible In-Transit Inventory.

            "Eligible L/C Inventory" shall mean, without duplication of other Eligible Inventory, Inventory supported by Eligible Trade L/Cs.

            "Eligible Trade L/Cs" shall mean, subject to further conditions contained in Section 2.4 of the Agreement, any Letters of Credit issued by the L/C Issuer for the account of a Borrower (or for the account of a Borrower on behalf of a Borrowing Base Credit Party) for payment of the purchase price of finished goods Inventory which will be Eligible In-Transit Inventory or Eligible Inventory upon presentation of a draft under such Letter of Credit.

            "Environmental Laws" shall mean all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health and safety, as it relates to occupational exposure to Hazardous Materials, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. Sections 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sections 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. Sections 6901 et seq.); the Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.); the Clean Air Act (42 U.S.C. Sections 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. Sections 300(f) et seq.), each as from time to time amended, and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval environmental statutes.

            "Environmental Liabilities" shall mean, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law relating to the protection of the environment, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

            "Environmental Permits" shall mean all permits, licenses, authorizations, certificates, approvals, registrations or other written documents required by any Governmental Authority under any Environmental Laws.

            "Equipment" shall mean all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

            "ERISA Affiliate" shall mean, with respect to any Credit Party, any trade or business (whether or not incorporated) which, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b),
(c), (m) or (o) of the IRC.

            "ERISA Event" shall mean, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan for which the 30-day notice period has not been waived; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan with respect to which such Credit Party's or ERISA Affiliate's liability has not been satisfied; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV

Plan unless such failure is cured within thirty (30) days; (g) any other event or condition that would reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the loss of a Qualified Plan's qualification or tax exempt status; (i) the termination of a Plan described in Section 4064 of ERISA with respect to which such Credit Party's or ERISA Affiliate's liability has not been satisfied; (j) any event for which a Credit Party or any ERISA Affiliate has incurred or is likely to incur a liability under the provisions of Section 4063, 4064 or 4201 of ERISA; (k) any event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA; or (l) any event or transaction in connection with which any Credit Party or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to the provisions of Section 502(i) of ERISA or a tax imposed under the provisions of Section 4975 of the IRC.

            "ESOP" shall mean a Plan which is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

            "Event of Default" shall have the meaning assigned to it in Section 8.1.

            "Excess Cash Flow" shall mean, without duplication, with respect to any Fiscal Year of Borrowers and their Subsidiaries, consolidated net income plus (a) depreciation, amortization and other non-cash charges and Interest Expense to the extent deducted in determining consolidated net income, minus (b) Capital Expenditures during such Fiscal Year (excluding the financed portion thereof), minus (c) Interest Expense paid or accrued (excluding any original issue discount, interest paid in kind or amortized debt discount, to the extent included in determining Interest Expense) and scheduled principal payments paid or payable in respect of Funded Debt, plus or minus (as the case may be), (d) extraordinary gains or losses which are cash items not included in the calculation of net income, minus (e) mandatory prepayments paid in cash pursuant to Section 1.3 other than mandatory prepayments made pursuant to Sections 1.3(b)(i) or 1.3(d), plus (f) taxes deducted in determining consolidated net income to the extent not paid for in cash.

            "Existing BT Lenders" shall have the meaning assigned to it in the recitals to the Agreement.

            "Existing BT Credit Agreement" shall have the meaning assigned to it in the recitals to the Agreement.

            "Existing EB Credit Agreement" shall mean the Amended and Restated Credit Agreement dated as of July 9, 2002 among Elder-Beerman, as borrower, the lenders party thereto, Citibank, N.A, as issuer and Citicorp USA, Inc., as agent.

            "Fair Labor Standards Act" shall mean the Fair Labor Standards Act, 29 U.S.C. Section 201 et seq.

            "Federal Funds Rate" shall mean, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the

Federal Reserve System, as determined by Administrative Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

            "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System, or any successor thereto.

            "Fees" shall mean any and all fees payable to Agents or any Lender pursuant to the Agreement or any of the other Loan Documents.

            "Financial Covenants" shall mean the financial covenants set forth in Annex G.

            "Financial Statements" shall mean the consolidated and consolidating income statements, statements of cash flows and balance sheets of Parent and its Subsidiaries delivered in accordance with Section 3.4 of the Agreement and Annex E to the Agreement.

            "Fiscal Month" shall mean any of the monthly accounting periods of Parent.

            "Fiscal Quarter" shall mean a fiscal quarter of Parent and its Subsidiaries for financial accounting purposes.

            "Fiscal Year" shall mean the period of fifty-two (52) or fifty-three
(53) weeks, as the case may be, ending on the Saturday nearer to January 31 of the succeeding calendar year.

            "Fixed Asset Availability" shall mean on any date of determination, an amount equal to the lesser of (a) $15,000,000 and (b) the sum of (i) forty percent (40%) of the Appraised Value of all Eligible Fixed Assets of Borrowers and (ii) fifty percent (50%) of the Appraised Value of Designated Properties (other than the West Virginia Properties). Upon a sale or other disposition of a Designated Property or Eligible Fixed Asset, Fixed Asset Availability shall be reduced (but not below zero) by an amount equal to, with respect to a Designated Property or Eligible Fixed Asset sold or otherwise disposed of for an amount less than its Attributed Value, the Attributed Value of such Designated Property or Eligible Fixed Asset.

            "Fixed Charges" shall mean, with respect to any Person for any fiscal period, the aggregate of all Interest Expense paid or accrued during such period plus (a) scheduled payments of principal with respect to Indebtedness during such period, plus (b) Capital Expenditures during such period, plus (c) cash taxes actually paid during such period.

            "Fixed Charge Coverage Ratio" shall mean, with respect to any Person for any fiscal period, the ratio of EBITDA to Fixed Charges.

            "Fixtures" shall mean any "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party located at a Mortgaged Property.

            "Foreign Lender" shall have the meaning assigned to it in Section 1.15(c).

            "Funded Debt" shall mean, with respect to any Person, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and which by its terms matures more than one
(1) year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one (1) year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one (1) year at the option of the debtor, and also including, in the case of Borrowers, the Obligations.

            "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the Closing Date, consistently applied as such term is further defined in Annex G to the Agreement.

            "GE Capital" shall mean General Electric Capital Corporation, a Delaware corporation.

            "GECMG" shall mean GECC Capital Markets Group, Inc.

            "GE Capital Fee Letter" shall mean that certain letter, dated as of the Closing Date, as amended, between GE Capital and Borrowers with respect to certain Fees to be paid from time to time by Borrowers to GE Capital.

            "General Intangibles" shall mean all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

            "Goods" shall mean all "goods" as defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in "goods" as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

            "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Granting Lender" shall have the meaning assigned to it in Section 9.1(g).

            "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person
(a) to purchase or repurchase any such primary obligation; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (d) to indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is made and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

            "Guaranties" shall mean, collectively, the Parent Guaranty, the Holdings Guaranty, each Subsidiary Guaranty and any other guaranty executed by any Guarantor in favor of Administrative Agent and Lenders in respect of the Obligations.

            "Guarantors" shall mean Parent, Holdings, each Subsidiary of each Borrower and each other Person, if any, that executes a guaranty or other similar agreement in favor of Administrative Agent, for itself and the ratable benefit of Lenders, in connection with the transactions contemplated by the Agreement and the other Loan Documents.

            "Hazardous Material" shall mean any substance, material or waste which is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

            "Holdings" shall have the meaning assigned to it in the recitals to the Agreement.

            "Holdings Guaranty" shall mean the Holdings Guaranty of even date herewith executed by Holdings in favor of Administrative Agent and Lenders.

            "Indebtedness" of any Person shall mean without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith; (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured; (c) all obligations evidenced by notes, bonds, debentures or similar instruments; (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) all Capital Lease Obligations; (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured; (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured; (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) the Obligations.

            "Indemnified Liabilities" shall have the meaning assigned to it in
Section 1.13.

            "Indemnified Person" shall have the meaning assigned to it in
Section 1.13.

            "Index Rate" shall mean, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the "prime rate" (or, if The Wall Street Journal ceases quoting a prime rate, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and
(ii) the Federal Funds Rate plus fifty (50) basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

            "Index Rate Loan" shall mean a Loan or portion thereof bearing interest by reference to the Index Rate.

            "Instruments" shall mean any "instrument," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

            "Intellectual Property" shall mean any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

            "Interest Expense" shall mean, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, in any event, interest expense with respect to any Funded Debt of such Person.

            "Interest Payment Date" shall mean (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding,
(b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided that each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued under the Agreement.

            "Inventory" shall mean any "inventory," as such term is defined in the Code, now or hereafter owned or acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

            "Investment Property" shall mean all "investment property" as such term is defined in the Code now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of any Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party;
(iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

            "IRC" shall mean the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder and any successor thereto.

            "IRS" shall mean the Internal Revenue Service, or any successor thereto.

            "L/C Availability" shall have the meaning assigned to such term in Annex B.

            "L/C Issuer" shall have the meaning assigned to such term in Annex
B.

            "L/C Sublimit" shall have the meaning assigned to such term in Annex B.

            "Lenders" shall mean GE Capital, the other Lenders named on the signature pages of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include any assignee of such Lender.

            "Letter of Credit Fee" shall have the meaning assigned to such term in Annex B.

            "Letter of Credit Obligations" shall mean all outstanding obligations incurred by Administrative Agent and Lenders at the request of Borrower Representative, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of a reimbursement agreement or guaranty by Administrative Agent or purchase of a participation as set forth in Annex B with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount which may be payable by Administrative or Lenders thereupon or pursuant thereto.

            "Letter-of-Credit Rights" shall mean letter-of-credit rights as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including rights to payment or performance under a letter of credit, whether or not such Credit Party, as beneficiary, has demanded or is entitled to demand payment or performance.

            "Letter of Credit" shall mean any commercial or standby letters of credit, issued for the account of any Borrower (or for the account of any Borrower on behalf of a Borrowing Base Credit Party) by any L/C Issuer, and bankers' acceptances issued by any Borrower, for which Administrative Agent and Lenders have incurred Letter of Credit Obligations.

            "LIBOR Business Day" shall mean a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.

            "LIBOR Loan" shall mean a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

            "LIBOR Period" shall mean, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower Representative pursuant to the Agreement and ending one, two or three months thereafter, as selected by Borrower Representative's irrevocable notice to Administrative Agent as set forth in Section 1.5(e); provided that the foregoing provision relating to LIBOR Periods is subject to the following:

                  (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

                  (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;

                  (c) any LIBOR Period pertaining to a LIBOR Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

                  (d) Borrower Representative shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

                  (e) Borrower Representative shall select LIBOR Periods so that there shall be no more than five (5) separate LIBOR Loans in existence at any one time.

            "LIBOR Rate" shall mean for each LIBOR Period, a rate of interest determined by Administrative Agent equal to:

                  (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second full LIBOR Business Day next preceding the first day of each LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

                  (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve system or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board which are required to be maintained by a member bank of the Federal Reserve System (such rate to be adjusted to the nearest one sixteenth of one percent (1/16th of 1%) or, if there is not a nearest one sixteenth of one percent (1/16th of 1%), to the next highest one sixteenth of one percent (1/16th of 1%).

If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Administrative Agent and Borrower Representative.

            "License" shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

            "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction) functionally equivalent to a lien or security interest.

            "Litigation" shall have the meaning assigned to it in Section 3.13.

            "Loan Account" shall have the meaning assigned to it in Section
1.12.

            "Loan Documents" shall mean the Agreement, the Notes, the Collateral Documents, the GE Capital Fee Letter, the BT Intercreditor Agreement, the EB Intercreditor Agreement, the Master Standby Agreement, the Master Documentary Agreement, and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Administrative Agent and/or Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Administrative Agent or any Lender in connection with the Agreement or the transactions contemplated hereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Agreement as the same may be in effect at any and all times such reference becomes operative.

            "Loans" shall mean the Revolving Loan, the Swing Line Loan and the Term Loan.

            "Margin Stock" shall have the meaning assigned to it in Section
3.10.

            "Master Amendment to RPA" shall mean the Master Amendment to Receivables Purchase Agreement of even date herewith among Bon-Ton Receivables, BTRGP, Inc., each financial institution party thereto as an investor, Eaglefunding Capital Corporation, Falcon Asset Securitization Corporation, Charta LLC and Bank One, NA, as amended.

            "Master Documentary Agreement" shall mean the Master Agreement for Documentary Letters of Credit dated as of the Closing Date among Borrowers, as Applicant(s), and GE Capital, as issuer.

            "Master Standby Agreement" shall mean the Master Agreement for Standby Letters of Credit dated as of the Closing Date among Borrowers, as Applicant(s), and GE Capital, as issuer.

            "Material Adverse Effect" shall mean a material adverse effect individually or in the aggregate, on (a) the business, assets, operations, performance, prospects or financial or other condition of Borrowers considered as a whole, Elder-Beerman and its Subsidiaries taken as a whole or the industry in which any Borrower or Elder-Beerman and their respective Subsidiaries operates, in each case since May 3, 2003; (b) any Borrower's or Guarantor's ability to perform any of their respective obligations under the Agreement or any other Loan Document; (c) Administrative Agent's Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens; (d) any Agent's or Lenders' rights and remedies under the Agreement and the other Loan Documents; or (e) the ability of Administrative Agent and Lenders to enforce the Agreement or any other Loan Document. Without limiting the foregoing, any event or occurrence which results or could reasonably be expected to result in costs or liabilities in excess of ten percent (10%) of Borrowing Base as of any date of determination shall be deemed to have had Material Adverse Effect.

            "Maximum Amount" shall mean, at any particular time, an amount equal to the Revolving Loan Commitment of all Lenders as of that date.

            "Maximum Lawful Rate" shall have the meaning assigned to it in
Section 1.5(f).

            "Merger" shall have the meaning assigned to it in the recitals to the Agreement.

            "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of September 15, 2003 by and among Elder-Beerman, Parent and Acquirer.

            "Mortgaged Properties" shall mean the Real Estate set forth on Disclosure Schedule (C-1) subject to a Mortgage in favor of Administrative Agent.

            "Mortgages" shall mean each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Administrative Agent on behalf of itself and Lenders with respect to the Mortgaged Properties, all in form and substance satisfactory to Administrative Agent.

            "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

            "Net Realizable Liquidation Value" shall mean the product of (a) Eligible Inventory and (b) that percentage, determined from the most recent appraisal of Borrowing Base Credit Parties' Inventory as determined by an independent appraiser acceptable to Administrative Agent, to reflect the appraiser's estimate of the net recovery on Borrowing Base Credit Parties' Inventory in the event of an in-store liquidation of that inventory.

            "Non-Consenting Lender" shall have the meaning assigned to it in
Section 11.2(d).

            "Non-Funding Lender" shall have the meaning assigned to it in
Section 9.9(d).

            "Notes" shall mean, collectively, the Revolving Notes, the Swing Line Notes and the Term Notes.

            "Notice of Conversion/Continuation" shall have the meaning assigned to it in Section 1.5(e).

            "Notice of Revolving Credit Advance" shall have the meaning assigned to it in Section 1.1(a).

            "Obligations" shall mean all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agents or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Credit Party, whether or not allowed in such proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

            "Offer Materials" shall mean the documents and materials filed publicly in connection with the Tender Offer and the Merger.

            "Other Lender" shall have the meaning assigned to it in Section 9.9(d).

            "Parent" shall have the meaning assigned to it in the recitals to the Agreement.

            "Parent Guaranty" shall mean the Parent Guaranty of even date herewith executed by Parent in favor of Administrative Agent and Lenders.

            "Passive Company" shall mean, collectively, The Bon-Ton Properties-Irondequoit G.P., Inc., The Bon-Ton Properties- Eastview G.P., Inc., The Bon-Ton Properties- Marketplace G.P., Inc., The Bon-Ton Properties- Greece Ridge G.P., Inc., Capital City Commons Realty, Inc. and Crop Reinsurance Ltd.

            "Patent License" shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

            "Patent Security Agreements" shall mean any Patent Security Agreement made in favor of Administrative Agent, on behalf of itself and Lenders, by any applicable Credit Party from time to time.

            "Patents" shall mean all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country; and (b) all reissues, continuations, continuations-in-part or extensions thereof.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

            "Pension Plan" shall mean at any time, an "employee pension benefit plan," as defined in Section 3(2) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to or has maintained, contributed to or had an obligation to contribute to at any time during the past six (6) years on behalf of participants who are or were employed by any Credit Party or an ERISA Affiliate.

            "Permitted Encumbrances" shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable; (b) pledges or deposits of money securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) deposits of money securing statutory obligations of any Credit Party; (e) inchoate workers', mechanics' or similar Liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (f) (i) with respect to Inventory, carriers', warehousemen's, suppliers' or other similar possessory Liens arising in the ordinary course of business, and (ii) with respect to any Equipment, Fixtures or furniture, warehousemen's or other similar possessory Liens arising in the ordinary course of business so long as such Liens attach only to such asset; (g) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (h) any attachment or judgment Lien not constituting an Event of Default under Section 8.1(i), so long as such Lien only attaches to Real Estate and is subordinate to the Liens (if any) on such Real Estate in favor of Administrative Agent for itself and the benefit of Lenders; (i) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate;
(j) presently existing or hereinafter created Liens in favor of Administrative Agent, on behalf of itself and Lenders; and (k) Liens expressly permitted under clauses (b) and (c) of Section 6.7 of the Agreement.

            "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

            "Pledge Agreement" shall mean the Amended and Restated Pledge Agreement dated as of the date hereof executed by each Credit Party and any pledge agreements entered into after the Closing Date by any Credit Party (as required by the Agreement or any other Loan Document) in favor of Administrative Agent, on behalf of itself and Lenders.

            "Prior Lender" shall mean the lenders under the Existing EB Credit Agreement.

            "Prior Lender Obligations" shall mean the Obligations as defined in the Existing EB Credit Agreement.

            "Proceeds" shall mean "proceeds," as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral; (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority); (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License; (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral; (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock; and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

            "Projections" shall mean Borrowers' forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a Subsidiary by Subsidiary or division by division basis, if applicable, and otherwise consistent with the historical Financial Statements of Borrowers, together with appropriate supporting details and a statement of underlying assumptions.

            "Proposed Change" shall have the meaning assigned to it in Section 11.2(d).

            "Pro Forma" shall have the meaning assigned to it in Annex K.

            "Pro Rata Share" shall mean with respect to all matters relating to any Lender (a) with respect to the Revolving Loan, the percentage obtained by dividing (i) the Revolving Loan Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments of all Lenders, (b) with respect to the Term Loan, the percentage obtained by dividing (i) the Term Loan Commitment of that Lender by (ii) the aggregate Term Loan Commitments of all Lenders, as any such percentages may be adjusted from time to time by assignments permitted pursuant to Section 9.1, (c) with respect to all Loans, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by (ii) the aggregate Commitments of all Lenders, as any percentages may be adjusted from time to time by assignments permitted pursuant to Section 9.1 and (d) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders.

            "Purchased Property" shall have the meaning assigned to it in the BT Intercreditor Agreement and the EB Intercreditor Agreement, as applicable.

            "Qualified Plan" shall mean a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

            "Real Estate" shall have the meaning assigned to it in Section 3.6.

            "Receivables" shall have the meaning set forth in the BT Securitization Documents or the EB Securitization Documents, as applicable.

            "Refinancing" shall mean the repayment in full by Elder-Beerman of the obligations under the Existing EB Credit Agreement on the Closing Date.

            "Refunded Swing Line Loan" shall have the meaning assigned to it in
Section 1.1(c)(iii).

            "Related Transaction Documents" shall mean the Loan Documents, the Merger Agreement, and all other agreements or instruments executed in connection with the Transaction.

            "Relationship Bank" shall have the meaning assigned to it in Annex
C.

            "Release" shall mean any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

            "Replacement Lender" shall have the meaning assigned to it in
Section 1.16(d).

            "Requisite Lenders" shall mean (a) Lenders having more than fifty percent (50%) of the Commitments of all such Lenders, or (b) if the Commitments have been terminated, more than fifty percent (50%) of the aggregate outstanding amount of all Loans; provided that if any single Lender holds more than thirty-five (35%) of the Commitments of all such Lenders, then the foregoing percentages shall be increased to sixty-six and two-thirds percent (66 2/3%).

            "Requisite Revolving Lenders" shall mean Revolving Lenders having
(a) more than fifty percent (50%) of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, more than fifty percent (50%) of the aggregate outstanding amount of the Revolving Loan (with the Swing Line Loan being attributed to each applicable Lender); provided that if any single Revolving Lender holds more than thirty-five (35%) of the Revolving Loan Commitments of all such Lenders, then the foregoing percentages shall be increased to sixty-six and two-thirds percent (66 2/3%).

            "Requisite Term Lenders" shall mean Term Lenders having (a) more than fifty percent (50%) of the Term Loan Commitments of all such Lenders, or
(b) if the Term Loan Commitments have been terminated, more than fifty percent (50%) of the aggregate outstanding amount of the Term Loan.

            "Reserves" shall mean, with respect to the Borrowing Base (a) reserves established by Administrative Agent from time to time against Eligible Inventory or Fixed Asset Availability pursuant to either Section 1.7 or Section 5.9; (b) reserves established pursuant to Section 5.4(c); and (c) such other reserves against Eligible Inventory, Eligible Fixed Assets or Designated Properties or Borrowing Availability which Administrative Agent may, in its reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, Reserves may include but not be limited to Reserves based upon unpaid rent, taxes, gift certificates, layaway, customer deposits, obsolescence, seasonality, material changes in Inventory character and Inventory mix consistent with prior practices and then industry standards, markdowns (both permanent and point of sale) and Inventory identified by Borrowing Base Credit Parties as lost, misplaced or stolen Inventory and other Reserves established or modified to ensure the payment of accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of Administrative Agent's credit judgment.

            "Responsible Officer" shall mean, with respect to any Credit Party, such Credit Party's Vice Chairman, Chief Executive Officer, Chief Financial Officer, General Counsel, Treasurer, Assistant Treasurer or Controller.

            "Restricted Payment" shall mean (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of a Person's Stock;
(b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of a Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Person now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Person's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person, except for services rendered (other than any fees for management or consulting services in excess of $100,000 per Fiscal Year) or goods furnished, in each case in the ordinary course of business of such Person; and (g) any payment of management fees (or other fees of a similar nature) by such Person to any Stockholder of such Person or their Affiliates.

            "Revolving Credit Advance" shall have the meaning assigned to it in
Section 1.1(a)(i).

            "Revolving Lenders" shall mean, as of any date of determination, Lenders having a Revolving Loan Commitment.

            "Revolving Loan" shall mean as the context may require, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrowers plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrowers.

            "Revolving Loan Commitment" shall mean (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances (including without duplication Swing Line Advances) and/or incur Letter of Credit Obligations as set forth in Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances (including without duplication Swing Line Advances) and/or incur Letter of Credit Obligations, which aggregate commitment shall be $300,000,000, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

            "Revolving Note" shall have the meaning assigned to it in Section 1.1(a)(ii).

            "Security Agreement" shall mean the Second Amended and Restated Security Agreement of even date herewith entered into among Administrative Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto.

            "Securitization Documents" shall mean collectively the BT Securitization Documents and the EB Securitization Documents.

            "Settlement Date" shall have the meaning assigned to it in Section 9.9(a).

            "Shares" shall have the meaning assigned to it in the recitals to the Agreement.

            "Software" shall mean all "software" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

            "Solvent" shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably be expected to become an actual or matured liability.

            "SPC" shall have the meaning assigned to it in Section 9.1(g).

            "Standby Backstop Letter of Credit" shall have the meaning assigned to it in Section 1.2(b).

            "Stock" shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

            "Subordinated Note" shall have the meaning assigned to it in the EB Purchase Agreements.

            "Subsidiary" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.

            "Subsidiary Guaranty" shall mean the Subsidiary Guaranty of even date herewith executed by certain Subsidiaries of each Borrower in favor of Administrative Agent, on behalf of itself and Lenders.

            "Supermajority Revolving Lenders" shall mean Revolving Lenders having (a) eighty percent (80%) or more of the Revolving Loan Commitments of all such Lenders, or (b) if the Revolving Loan Commitments have been terminated, eighty percent (80%) or more of the aggregate outstanding amount of the Revolving Loan (with the Swing Line Loan being attributed to the Lender making such Loan).

            "Supporting Obligations" shall mean all supporting obligations as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

            "Swing Line Advance" shall have the meaning assigned to it in
Section 1.1(c)(i).

            "Swing Line Availability" shall have the meaning assigned to it in
Section 1.1(c)(i).

            "Swing Line Commitment" shall mean, as to the Swing Line Lender, the commitment of the Swing Line Lender to make Swing Line Loans as set forth on the signature page to the Agreement, which commitment constitutes a subfacility of the Revolving Loan Commitment of the Swing Line Lender.

            "Swing Line Lender" shall mean GE Capital.

            "Swing Line Loan" shall mean, as the context may require, at any time, the aggregate amount of Swing Line Advances outstanding to Borrowers.

            "Swing Line Note" shall have the meaning assigned to it in Section 1.1(c)(ii).

            "Syndication Agent" shall mean GECMG or its successor appointed pursuant to Section 9.

            "Taxes" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding capital stock and franchise taxes and other taxes imposed on or measured by the net income or gross receipts of any Lender by the United States of America, the jurisdictions under the laws of which Lender's applicable lending office is located or other jurisdictions where such Lender is subject to tax solely by reason of its activities or former activities in such jurisdictions other than activities in connection with the transactions contemplated by the Agreement or, in each case, any political subdivision thereof.

            "Tender Offer" shall have the meaning assigned to it in the recitals to the Agreement.

            "Termination Date" shall mean the date on which the Loans have been repaid in full and all other Obligations under the Agreement and the other Loan Documents have been completely discharged and Letter of Credit Obligations have been cash collateralized, cancelled or backed by stand-by letters of credit in accordance with Annex B, and none of Borrowers shall have any further right to borrow any monies under the Agreement.

            "Term Lenders" shall mean those Lenders having Term Loan
Commitments.

            "Term Loan" shall have the meaning assigned to it in Section 1.1(b)(i).

            "Term Loan Commitment" shall mean (a) as to any Lender with a Term Loan Commitment, the commitment of such Lender to make its Pro Rata Share of the Term Loan as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders with a Term Loan Commitment, the aggregate commitment of all Lenders to make the Term Loan, which aggregate commitment shall be $25,000,000 on the Closing Date. After advancing the Term Loan, each reference to a Lender's Term Loan Commitment shall refer to that Lender's Pro Rata Share of the outstanding Term Loan.

            "Term Note" shall have the meaning assigned to it in Section 1.1(b)(i).

            "Title IV Plan" shall mean a Pension Plan (other than a Multiemployer Plan), that is covered by Title IV of ERISA, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

            "Trademark License" shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

            "Trademark Security Agreements" shall mean the Amended and Restated Trademark Security Agreement of even date herewith made in favor of Administrative Agent, on behalf of itself and Lenders, by each applicable Credit Party and any other trademark security agreement entered into from time to time after the date hereof.

            "Trademarks" shall mean all of the following now owned or hereafter acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

            "Transaction" shall mean, collectively, the initial borrowing under the Revolving Loan and the Term Loan on the Closing Date, the Acquisition, the Refinancing, the Tender Offer, the Merger, and the execution and delivery of all of the Related Transaction Documents, and the payment of all fees, costs and expenses associated with all of the foregoing.

            "Transfer Agreement" shall mean that Transfer Agreement dated as of January 17, 2003, between Bon-Ton and Bon-Ton Receivables, as amended (including the amendment contemplated in the Master Amendment to RPA).

            "Uniform Commercial Code jurisdiction" shall mean any jurisdiction that had adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform

Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

            "Unfunded Pension Liability" shall mean, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

            "West Virginia Properties" shall mean, collectively, the Charleston, West Virginia and the Wheeling, West Virginia properties owned by Elder-Beerman.

            All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

            Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                             ANNEX B (SECTION 1.2)

                                       TO

                                CREDIT AGREEMENT

                               LETTERS OF CREDIT

            (a) Issuance. Subject to the terms and conditions of the Agreement, Administrative Agent and Revolving Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower Representative on behalf of the applicable Borrower and for such Borrower's account, Letter of Credit Obligations by causing Letters of Credit to be issued by GE Capital or a Subsidiary thereof or a bank or other legally authorized Person selected by or acceptable to Administrative Agent in its sole discretion (each, an "L/C Issuer") for such Borrower's account and guaranteed by Administrative Agent; provided that if the L/C Issuer is a Revolving Lender, then such Letters of Credit shall not be guaranteed by Administrative Agent but rather each Revolving Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Administrative Agent, as more fully described in paragraph (b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the lesser of (i) $50,000,000 (the "L/C Sublimit") and (ii) the lesser of
(A) the Maximum Amount less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan; and (B) Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan (the determination of availability described in this sentence is herein referred to as the "L/C Availability"); provided, further, that with respect to the backstop letter of credit previously issued by Wachovia Bank, National Association under the Existing BT Credit Agreement, such backstop letter of credit which supports letters of credit in the aggregate amount of $1,344,196.01 as of Closing Date shall not be deemed to be a Letter of Credit. No such Letter of Credit shall have an expiry date which is more than (i) if such Letter of Credit is a documentary Letter of Credit, six (6) months following the date of issuance thereof or such longer period with the consent of Administrative Agent or (ii) any other Letter of Credit, one (1) year following the date of issuance thereof, and in no event shall Administrative Agent or Revolving Lenders be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date which is later than thirty (30) days prior to the Commitment Termination Date.

            (b) (i) Advances Automatic; Participations. In the event that Administrative Agent or any Revolving Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance to the applicable Borrower under Section 1.1(a) of the Agreement regardless of whether a Default or Event of Default shall have occurred and be continuing and notwithstanding any Borrower's failure to satisfy the conditions precedent set forth in Section 2, and each Revolving Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement. The failure of any Revolving Lender to make available to Administrative Agent for Administrative Agent's own account its Pro Rata Share of any such Revolving Credit Advance or payment by Administrative Agent under or in respect of a Letter of Credit shall not relieve any other Revolving Lender of its obligation hereunder to make available to Administrative Agent its Pro Rata Share thereof, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available such other Lender's Pro Rata Share of any such payment.

                  (ii) If the L/C Issuer is a Revolving Lender, or if it shall be illegal or unlawful for any Borrower to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in Section 8.1(g) or (h) or otherwise or if it shall be illegal or unlawful for any Revolving Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, then (A) immediately and without further action whatsoever, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Administrative Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Revolving Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (B) thereafter, immediately upon issuance of any Letter of Credit, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Administrative Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Revolving Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Revolving Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Advances.

            (c)   Cash Collateral.

                  (i) If Borrowers are required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement prior to the Commitment Termination Date, each Borrower will pay to Administrative Agent for the ratable benefit of itself and the Revolving Lenders cash or cash equivalents acceptable to Administrative Agent ("Cash Equivalents") in an amount equal to one-hundred five percent (105%) of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding for the benefit of such Borrower. Such funds or Cash Equivalents shall be held by Administrative Agent in a cash collateral account (the "Cash Collateral Account") maintained at a bank or financial institution acceptable to Administrative Agent. The Cash Collateral Account shall be in the name of the applicable Borrower and shall be pledged to, and subject to the control of, Administrative Agent, for the benefit of Administrative Agent and Lenders, in a manner satisfactory to Administrative Agent. Each Borrower hereby pledges and grants to Administrative Agent, on behalf of itself and Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex B, shall constitute a security agreement under applicable law.

                  (ii) If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrowers shall either (i) provide cash collateral therefor in the manner described above, or (ii) cause all such Letters of Credit and guaranties thereof to be canceled and returned, or (iii) deliver a stand-by letter (or letters) of credit in guaranty of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration as, and in an amount equal to one-hundred and five percent (105%) of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Administrative Agent in its sole discretion.

                  (iii) From time to time after funds are deposited in the Cash Collateral Account by any Borrower, whether before or after the Commitment Termination Date, Administrative Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, in such order as Administrative Agent may elect, as shall be or shall become due and payable by Borrowers to Lenders with respect to such Letter of Credit Obligations and, upon the satisfaction in full of all Letter of Credit Obligations of Borrowers, to any other Obligations of any Borrower then due and payable.

                  (iv) No Borrower nor any Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrowers to Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations when due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrowers or as otherwise required by law.

            (d) Fees and Expenses. Borrowers agree to pay to Administrative Agent for the benefit of Revolving Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Administrative Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") in an amount equal to (A) with respect to documentary Letters of Credit, the greater of (1) one and one-half percent per annum (1.50%) and (2) one-quarter percent per annum (0.25%) less than the Applicable Revolver LIBOR Margin set forth in
Section 1.5(a) from time to time in effect and (B) with respect to any other Letter of Credit, the Applicable Revolver LIBOR Margin set forth in Section 1.5(a) from time to time in effect, in each case multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Administrative Agent for the benefit of the Revolving Lenders in arrears, on the first day of each month. In addition, Borrowers shall pay to any L/C Issuer, within five (5) days after demand, such costs and expenses, charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued. The Letter of Credit fees shall be calculated on the basis of a 360-day year and actual days elapsed.

            (e) Request for Incurrence of Letter of Credit Obligations. Borrower Representative shall give Administrative Agent at least two (2) Business Days prior written notice requesting the incurrence of any Letter of Credit Obligation, specifying the date such Letter of Credit Obligation is to be incurred, identifying the beneficiary and Borrower to which such Letter of Credit Obligation relates and describing the nature of the transactions proposed to be supported thereby; provided, however, that Borrower Representative need not obtain approval and need not provide notice to Administrative Agent for the incurrence of a Letter of Credit Obligation if (i) the issuance of such Letter of Credit Obligation would not violate any provision of this Annex B, (ii) the amount of such Letter of Credit Obligation is less than $300,000 and (iii) the aggregate amount of all Letter of Credit Obligations issued in such week is less than $300,000. For administrative purposes, by Monday of the following week, the L/C Issuer shall distribute a summary sheet to Administrative Agent stating the amount requested during such week and the date of all Letter of Credit Obligations issued during such week. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) and a completed Application for Standby Letter of Credit or Application for Documentary Letter of Credit, as applicable, in the form of Exhibit B-1 or Exhibit B-2 attached hereto. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower Representative and approvals by Administrative Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower Representative, Administrative Agent and the L/C Issuer.

            (f) Obligation Absolute. The obligation of Borrowers to reimburse Administrative Agent and Revolving Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Revolving Lender to make payments to Administrative Agent or the L/C Issuer if it is a Revolving Lender with respect to Letters of Credit shall be unconditional and irrevocable subject to clause (iii) of the second paragraph of paragraph (g) below. Such obligations of Borrowers and Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following circumstances:

                  (i) any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

                  (ii) the existence of any claim, set-off, defense or other right which any Borrower or any of their respective Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Administrative Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between any Borrower or any of their respective Affiliates and the beneficiary for which the Letter of Credit was procured);

                  (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) payment by Administrative Agent or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit or such guaranty, except as set forth in the proviso to clause
      (iii) of the second paragraph of paragraph (g) below;

                  (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

                  (vi) the fact that a Default or an Event of Default shall have occurred and be continuing.

            (g) Indemnification; Nature of Lenders' Duties. In addition to amounts payable as elsewhere provided in the Agreement, Borrowers hereby agree to pay and to protect, indemnify, and save harmless Administrative Agent, each L/C Issuer and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including attorneys' fees and allocated costs of internal counsel) which Administrative Agent, any L/C Issuer or any Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or guaranty thereof, or
(ii) the failure of Administrative Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Administrative Agent or such Lender (as finally determined by a court of competent jurisdiction). No Agent or Lender shall enter into any compromise or settlement in any action as to which such Person intends to seek indemnification hereunder without the prior written consent of the Credit Party from whom indemnification hereunder is sought, which consent shall not be unreasonably withheld or delayed.

            As between Administrative Agent, any L/C Issuer and any Lender and Borrowers, Borrowers assume all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries thereof. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law none of Administrative Agent, any L/C Issuer nor any Lender shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided that, in the case of any payment by Administrative Agent or the L/C Issuer if it is a Lender under any Letter of Credit or guaranty thereof, Administrative Agent or such L/C Issuer shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (vii) for the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and
(viii) for any consequences arising from causes beyond the control of Administrative Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Administrative Agent's or any Lender's rights or powers hereunder or under the Agreement.

            Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrowers in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between or among Borrowers and such L/C Issuer, including a Master Documentary Agreement and a Master Standby Agreement entered into with Administrative Agent.